UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14a
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No. 2)

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[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

INTERCEPT, INC.
________________________________________________________________________________________________________
(Name of Registrant as Specified in Its Charter)

________________________________________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Preliminary Copy

3150 Holcomb Bridge Road
Norcross, Georgia 30071

June 1, 2004

Dear InterCept Shareholder:

        We cordially invite you to attend our 2004 annual meeting of shareholders to be held on Thursday, June 24, 2004 at 8:30 a.m. EDT at the Hilton Atlanta Northeast, 5993 Peachtree Industrial Boulevard, Norcross, Georgia 30092. At the meeting, we will present a report on our operations, vote on the election of two Class III directors as described in the accompanying notice of annual meeting and proxy statement and discuss any other matters properly brought before the meeting.

        JANA Master Fund, Ltd., a hedge fund organized in the Cayman Islands, has advised InterCept of its intentions (a) to nominate and solicit proxies for an opposition slate of two director nominees for election to our board of directors at the annual meeting, and (b) to solicit proxies for three amendments to our bylaws that JANA intends to propose at the annual meeting. See Proxy Contest and JANA Proposals below.

        THE BOARD URGES SHAREHOLDERS TO VOTE FOR THE ELECTION OF THE BOARD’S NOMINEES NAMED IN THIS PROXY STATEMENT AND AGAINST THE THREE JANA PROPOSALS DESCRIBED IN THIS PROXY STATEMENT. YOU CAN VOTE YOUR SHARES BY SIGNING AND DATING THE ENCLOSED WHITE PROXY CARD AND RETURNING IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

        THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS REJECT JANA’S SHAREHOLDER PROPOSALS AND NOMINEES, IF JANA PROCEEDS WITH ITS PLAN TO SOLICIT PROXIES.

        We have included a copy of our annual report to shareholders with the proxy statement and encourage you to read both of them. The annual report includes our audited financial statements for the year ended December 31, 2003, as well as information on our operations, markets, products and services.

        Your vote is very important, and we appreciate your cooperation in considering and acting on the matters presented.

Sincerely,

______________________________________
John W. Collins
Chairman of the Board and Chief Executive Officer

NOTICE OF 2004 ANNUAL MEETING OF SHAREHOLDERS

Date:     Thursday, June 24, 2004
Time:     8:30 a.m. EDT
Place:    Hilton Atlanta Northeast
                5993 Peachtree Industrial Boulevard
                Norcross, Georgia 30092

To InterCept’s shareholders:

        InterCept will hold its 2004 annual meeting of shareholders at the Hilton Atlanta Northeast, 5993 Peachtree Industrial Boulevard, Norcross, Georgia 30092 on Thursday, June 24, 2004 at 8:30 a.m. The purposes of the annual meeting are:

1.	to elect two Class III directors;

2.	to vote on three proposals by JANA Master Fund, Ltd. if the proposals are properly brought before the meeting – the board of directors opposes these proposals and believes that one of them is invalid under Georgia law; and

3.	to transact any other business that may properly come before the meeting or any adjournments of the meeting.

        Only shareholders of record at the close of business on April 15, 2004 are entitled to vote at the annual meeting and any adjournments.

        WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE YOUR SHARES BY SIGNING, DATING AND MAILING THE ENCLOSED WHITE PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED. If you are present at the meeting and desire to do so, you may revoke your proxy and vote in person.

        THE BOARD ALSO URGES THAT YOU NOT SIGN ANY PROXY CARDS SENT TO YOU BY JANA. YOU CAN REVOKE ANY JANA PROXY CARD YOU HAVE PREVIOUSLY SIGNED BY SIGNING, DATING AND MAILING THE ENCLOSED WHITE PROXY CARD.

        IF YOU HAVE ANY QUESTIONS OR NEED ASSISTANCE IN VOTING, PLEASE CONTACT US BY CALLING OUR PROXY SOLICITOR, INNISFREE M&A INCORPORATED, TOLL FREE AT 888-750-5834.

_____________________
John W. Collins
Chairman of the Board and
Chief Executive Officer
June 1, 2004

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 24, 2004

        InterCept, Inc. is furnishing this proxy statement to you in connection with its solicitation of proxies on behalf of its board of directors for the 2004 annual meeting of shareholders. We are mailing these proxy materials to shareholders on or about June 1, 2004.

        At the annual meeting, the board of directors will ask our shareholders:

1.	to elect two Class III directors;

2.	to vote on three proposals by JANA Master Fund, Ltd. if the proposals are properly brought before the meeting – the board of directors opposes these proposals and believes that one of them is invalid under Georgia law; and

3.	to transact any other business that may properly come before the meeting or any adjournments of the meeting.

        JANA Master Fund, Ltd., a hedge fund organized in the Cayman Islands, has advised InterCept of its intentions (a) to nominate and solicit proxies for an opposition slate of two director nominees for election to our board of directors at the annual meeting, and (b) to solicit proxies for the above amendments to our bylaws that JANA intends to propose at the annual meeting. See Proxy Contest and JANA Proposals below.

        THE BOARD URGES SHAREHOLDERS TO VOTE FOR THE ELECTION OF THE BOARD’S NOMINEES NAMED IN THIS PROXY STATEMENT AND AGAINST THE THREE JANA PROPOSALS DESCRIBED IN THIS PROXY STATEMENT. YOU CAN VOTE YOUR SHARES BY SIGNING AND DATING THE ENCLOSED WHITE PROXY CARD AND RETURNING IT IN THE POSTAGE-PAID ENVELOPE.

        THE BOARD RECOMMENDS THAT SHAREHOLDERS REJECT JANA’S SHAREHOLDER PROPOSALS AND NOMINEES, IF JANA PROCEEDS WITH ITS PLAN TO SOLICIT PROXIES.

        Except for procedural matters, the board of directors does not know of any matters other than those described in the notice of annual meeting that will properly come before the meeting. If any other matter is properly brought before the annual meeting, the persons named in the proxy card will vote the shares represented by the proxies on that matter in their discretion.

        The board of directors encourages you to read this document thoroughly and to take this opportunity to vote on the matters to be decided at the annual meeting.

The date of this proxy statement is June 1, 2004.

TABLE OF CONTENTS

Forward-Looking Statements	3
Proxy Contest	3
Voting Procedures	3
Proposal No. 1 - Election of Directors	6
Corporate Governance	10
Executive Compensation	15
Employment Agreements	17
Compensation Committee Interlocks and Insider Participation	20
Report of the Compensation and Stock Option Committee on Executive Compensation	21
Stock Performance Graph	24
Section 16(a) Beneficial Ownership Reporting Compliance	24
Security Ownership	25
Recent Agreement in Principle to Modify Preferred Stock Held by Sprout	27
JANA Proposals	30
Proposal No. 2 - JANA's Proposed Amendment to Section 3.3 of the Bylaws	31
Proposal No. 3 - JANA's Proposed Amendment to Section 3.4 of the Bylaws	32
Proposal No. 4 - JANA's Proposed Amendment to Section 2.3 of the Bylaws	33
Information Related to Proxy Contest	34
Independent Auditors	42
Submission of Shareholder Proposals and Director Nominations	44
Copies of Exhibits	44
Other Business	44

Annex A - Audit Committee Charter
Annex B - Nominations and Governance Committee Charter
Annex C - Corporate Governance Guidelines
Annex D - Compensation and Stock Option Committee Charter
Annex E-1 - JANA's Proposed Amendment to Section 3.3 of the Bylaws
Annex E-2 - JANA's Proposed Amendment to Section 3.4 of the Bylaws
Annex E-3 - JANA's Proposed Amendment to Section 2.3 of the Bylaws

FORWARD-LOOKING STATEMENTS

        Certain statements made in this proxy statement and other written or oral statements made by or on behalf of InterCept in connection with the proxy contest described above may constitute “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and developments and InterCept’s future performance, as well as management’s expectations, beliefs, intentions, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. Although management believes that these forward-looking statements are reasonable, you should not place undue reliance on such statements. These statements are based on current expectations and speak only as of the date of such statements. InterCept undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise. Important risk factors regarding InterCept are included in InterCept’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2004 under the caption Management’s Discussion and Analysis of Financial Condition and Results of Operations – Disclosure Regarding Forward-Looking Statements.

PROXY CONTEST

        An InterCept shareholder, JANA Master Fund, Ltd. (together with JANA Partners LLC, its investment manager, “JANA”), has advised InterCept of its intention (a) to nominate and solicit proxies in support of an opposition slate of two nominees for election to our six-person board of directors at our 2004 annual meeting, and (b) to solicit proxies in support of three amendments to our bylaws (the “JANA Proposals”) that JANA has stated it intends to propose at the annual meeting. Please see JANA Proposals and Information about Proxy Contest below for additional information.

VOTING PROCEDURES

Your vote is very important.

        Your shares can be voted at the annual meeting only if you have sent in your proxy or you are present at the meeting. Whether or not you plan to attend the annual meeting, please vote by proxy to ensure that your shares will be represented. Properly executed proxies that are received before the polls are closed will be voted in accordance with the directions provided in the proxy. If no directions are given on your WHITE proxy card with respect to any proposal properly brought before the meeting, your shares will be voted as follows with respect to any such proposal: FOR the election of the InterCept board of directors’ two nominees for the Class III seats on the board of directors and AGAINST Proposal No. 2, Proposal No. 3 and Proposal No. 4. If any other matter is properly brought before the annual meeting, including a decision to adjourn the meeting, the persons named in the proxy card will vote such proxy on such matters in their discretion.

Who can vote?

        Only shareholders of record as of the close of business on April 15, 2004 are entitled to vote. On that day, 20,272,148 shares of common stock and 100,000 shares of Series A preferred stock were outstanding and eligible to vote. Each share of common stock entitles the holder to one vote on each matter presented at the annual meeting. Each share of Series A preferred stock entitles the holder to

7.1581961 votes on each matter presented at the annual meeting. (Under our articles of incorporation, this amount is determined by dividing the original Series A preferred stock sale price per share of $100.00 by the initial conversion price of $13.97 per share, which equals 7.1581961.) A list of shareholders eligible to vote will be available at the annual meeting.

How do I vote?

        You may vote by signing, dating and returning your WHITE proxy card in the enclosed postage-paid envelope. If you receive more than one WHITE proxy card, you should sign, date and return each WHITE proxy card you receive. You also may vote in person at the meeting. If you hold your shares through a brokerage account, however, you must request a legal proxy from your stockbroker to vote at the meeting. Whether or not you plan to attend the annual meeting, we ask you to vote by signing, dating and returning your WHITE proxy today.

If I plan to attend the 2004 annual meeting, should I still submit a proxy?

        Whether you plan to attend the 2004 annual meeting or not, we urge you to submit a WHITE proxy card. Returning the enclosed WHITE proxy card will not affect your right to attend the 2004 annual meeting and vote in person.

What if I am not the record holder of my shares?

        If your shares are held in the name of a brokerage firm, bank nominee or other institution (“custodian”), only your custodian can execute a proxy on your behalf. You should sign, date and return the WHITE proxy card provided by your custodian. If you need assistance, please contact Innisfree M&A Incorporated, toll free at 888-750-5834.

        If your shares are held in the name of a custodian, and you want to vote in person at the 2004 annual meeting, you must request a document called a “legal proxy” from your custodian and bring it to the 2004 annual meeting. If you need assistance, please contact Innisfree M&A Incorporated, toll free at 888-750-5834.

What should I do if I receive a proxy card from JANA?

        JANA may solicit proxies. DO NOT SIGN OR RETURN ANY PROXY CARD FURNISHED BY JANA.

CAUTION: Even a vote against JANA’s nominees or against a JANA Proposal on their card will cancel any previous proxy given to InterCept.

        If you have already sent a proxy card to JANA, you may revoke it and provide your support to the InterCept nominees and the board’s recommendations as to the JANA Proposals by signing, dating and returning the enclosed WHITE proxy card. Only your latest dated proxy will count.

Can I change my vote?

        If you change your mind after you return a proxy, you may revoke it and change your vote at any time before the polls close at the meeting. You may do this by:

o	signing another proxy with a later date,

o	voting in person at the meeting, or

o	revoking it by giving written notice to our corporate Assistant Secretary, Carole Collins, at our headquarters, and executing a new proxy.

        Likewise, if you have already sent a proxy card to JANA, you may REVOKE it and support our nominees by simply signing, dating and returning our enclosed WHITE proxy card.

How are votes counted?

        Shares of our common stock and shares of our preferred stock (considered on an as-converted to common stock basis) representing a majority of the votes entitled to be cast at the 2004 annual meeting must be present at the meeting, either in person or by proxy, to hold the meeting and conduct business. This is called a quorum. Shares will be counted for quorum purposes if they are represented at the meeting for any purpose other than solely to object to holding the meeting or transacting business at the meeting. Abstentions and broker non-votes count as present for establishing a quorum. A “broker non-vote” occurs with respect to a proposal when a broker is not permitted to vote on that proposal without instruction from the beneficial owner of the shares and no instruction is given.

        If a quorum is present, the two director nominees receiving the highest number of votes for their election will be elected as directors. This number is called a plurality. The vote required to approve the bylaw amendments to be proposed by JANA is described below under the caption JANA Proposals. For any other matter coming before the meeting, the matter will be deemed to be approved if the votes cast in favor of the action exceed the votes cast opposing the action. Shareholders do not have cumulative voting rights.

Who will count the vote?

        A representative of IVS Associates, an independent inspector of election, will tabulate and certify the shareholder vote.

Who will solicit proxies, and who pays for the cost of the proxy solicitation?

        We will pay the cost involved in soliciting proxies. In addition to the use of the mails, our directors and some of our executive officers may solicit proxies personally or by telephone or facsimile transmission. See Information Related to Proxy Contest – Participants in the Solicitation. We will not compensate these individuals for their solicitation activities. We will also make arrangements with brokerage houses and other custodians, nominees and fiduciaries for them to forward proxy materials to the beneficial owners of shares held of record. We will reimburse these persons for their reasonable expenses.

        As a result of the proxy contest threatened by JANA, we will incur substantial additional costs in connection with our solicitation of proxies. We have retained Innisfree M&A Incorporated (“Innisfree”) to assist in the solicitation of proxies for a fee of $100,000 plus out-of-pocket expenses. Innisfree will employ approximately 50 people to solicit proxies from our shareholders. We have agreed to indemnify Innisfree against certain liabilities arising out of or in connection with Innisfree’s engagement.

        Expenses related to the solicitation of proxies from shareholders, in excess of those normally spent for an annual meeting, are expected to aggregate up to approximately $550,000, of which approximately none has been spent to date.

How can I receive more information?

        If you have any questions about giving your proxy or about our solicitation, or if you require assistance, please call Innisfree M&A Incorporated, toll free at 888-750-5834.

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

        Our articles of incorporation provide that our board of directors shall consist of at least four and no more than 12 directors, as determined by the board of directors. The current number of directors has been fixed at six. Our directors are divided into three classes, each class as nearly equal in number as possible. The term of office of only one class of directors expires in each year. This year, the terms of the Class III directors expire at the annual meeting. The Class III directors elected at the 2004 annual meeting will hold office for a term of three years or until their successors are elected and qualified.

        Our shareholders will elect the two Class III directors at this annual meeting. Unless otherwise specified on the WHITE proxy card, the persons named as proxies will vote in favor of the election of the persons named below as nominees. Each nominee currently serves as a director. The board of directors believes that each nominee will stand for election and will serve if elected as a director, whether or not a JANA nominee is elected. If any person nominated by the board fails to stand for election or is unable to accept election, the persons named as proxies will vote in favor of the election of another person recommended by the board of directors. Proxies cannot be voted for more than two nominees.

        The board of directors recommends a vote FOR each of the listed nominees.

Information about Director Nominees, Other Directors and Other Executive Officers

        Our director nominees and other directors and their ages and terms of office as of May 1, 2004 are as follows:

Director Nominees

Name	Age	Class	Position with Company	Term Expires

John W. Collins	56	III	Chairman of the Board and	2004
			Chief Executive Officer
Arthur G. ("Buddy") Weiss	64	III	Director	2004

Other Directors

Name	Age	Class	Position with Company	Term Expires

James A. Verbrugge	63	II	Director	2006
John D. Schneider, Jr.	50	II	Director	2006
Glenn W. Sturm	50	I	Director	2005
Mark Hawn	44	I	Director	2005

        Our other executive officers and their ages and positions as of May 1, 2004 are as follows:

Other Executive Officers

Name	Age	Position with Company

Jeffery E. Berns	39	Senior Vice President
G. Lynn Boggs	48	President and Chief Operating Officer
Jonathan R. Coe	36	Vice President and General Counsel
Carole M. Collins	37	Treasurer, Vice President of Corporate Governance/Risk
L. Rand ("Randy") Fluitt	58	Executive Vice President
Farrell S. Mashburn	57	Senior Vice President
Denise C. Saylor	35	Senior Vice President
Michael D. Sulpy	43	Executive Vice President

Biographical Information for Director Nominees

        John W. Collins, one of our co-founders, has served as our Chief Executive Officer and Chairman of our Board of Directors since our formation. Mr. Collins served as our President from October 2000 through February 2002. Mr. Collins currently serves as a director of Nexity Bank. Mr. Collins served as the Chairman of the Board of Directors of Netzee, Inc., a provider of Internet-based banking products and services, from its inception in 1999 until September 2002. Mr. Collins has over 30 years of experience in multiple areas of electronic commerce for community financial institutions. Mr. Collins is the father of Denise C. Saylor, a Senior Vice President.

        Arthur G. (“Buddy”) Weiss has served as a director since March 2004. Mr. Weiss, a private investor, has over 40 years experience in the fields of financial services and real estate investments. He served as Chairman of the Board of eResource Capital Group (now known as RCG Companies Incorporated), a company with travel and technology services businesses, from January 1999 to June 2001.

Biographical Information for Other Directors

        Mark Hawn has served as a director since February 2004. Mr. Hawn has served as the Chief Executive Officer of DocuForce, Inc., which performs facilities management and offers a full suite of on and off site office support services for law firms and financial institutions, since August 2002. Mr. Hawn has also been the Chief Executive Officer of Phoenix Couriers, a local courier service in Atlanta, since 1991.

        John D. Schneider, Jr. has served as a director since January 2000. For the past 17 years, Mr. Schneider has served as a director, President and Chief Executive Officer of Bankers Bancorp Inc., a bank holding company headquartered in Springfield, Illinois. He is a director, President and Chief Executive Officer of Independent Bankers Bank, Chairman of Bankers Bank Service Corporation, subsidiaries of Bankers Bancorp Inc., and President and Chief Executive Officer and a director of Bankers Bank Insurance Services, Inc. Mr. Schneider is also a director of Sullivan Bancshares, Inc., First National Bank of Sullivan and Community Bank Mortgage Corp.

        Glenn W. Sturm has served as a director since May 1997. Since 1992, Mr. Sturm has been a partner in the law firm of Nelson Mullins Riley & Scarborough LLP, where he serves as a member of its executive committee. Mr. Sturm served as the Chief Executive Officer of Netzee, Inc., a provider of

Internet-based banking products and services, from its inception in 1999 until October 2000. Mr. Sturm has been a director of Private Business, Inc., a provider of accounts receivable and inventory management software, since its August 2001 merger with Towne Services, Inc., of which he also served as a director.

        James A. Verbrugge has served as a director since February 2004. Dr. Verbrugge is currently the Director for the Center for Strategic Risk Management at the University of Georgia. Dr. Verbrugge is also Emeritus Professor of Finance and held the Chair of Banking in the Terry College of Business of the University of Georgia from January 1992 to December 2002. From 1977 to 2001, he was Chairman of the Department of Banking and Finance in the Terry College. He has been a visiting professor at the University of Virginia, where he held the Virginia Bankers Association Chair of Banking. Dr. Verbrugge is a director of Crown Crafts, Inc. and RCG Companies Incorporated.

Biographical Information for Other Executive Officers

        Jeffery E. Berns has served as a Senior Vice President since June 2001 and was Vice President of Sales from September 1999 through May 2001. Mr. Berns is our national sales manager and supervises sales efforts for all of our banking-related products and services. Mr. Berns has worked in sales since joining us in 1997, first with InterCept Switch for approximately 18 months and then with InterCept. From February 1994 to February 1997, Mr. Berns was the Business Development Manager for the Star System, Inc. ATM network.

        G. Lynn Boggs has been Chief Operating Officer of InterCept since September 2002 and has served as President of InterCept since February 2002. Before joining InterCept, Mr. Boggs served from February 2000 to August 2001 as the Chief Executive Officer of Towne Services, Inc., headquartered in metropolitan Atlanta, Georgia. Towne Services provided services and products that processed sales and payment information and related financing transactions for small businesses and banks. In March 1999, Mr. Boggs became a Senior Vice President of Investments for The Bankers Bank, also headquartered in Atlanta, Georgia. From June 1996 until March 1999, he served as the Senior Vice President and branch manager of Vining-Sparks Investment Banking Group, L.P., a fixed income broker-dealer to financial institutions in Nashville, Tennessee. From October 1994 to June 1996, he was Senior Vice President-Investments at PaineWebber, Inc. in Nashville.

        Jonathan R. Coe has been Vice President and General Counsel since May 2001.  Before joining InterCept, Mr. Coe was vice-president with GWB (USA), Inc., a private equity company, from April 2000 to April 2001.  From May 1996 to April 2000, Mr. Coe was an attorney with Nelson Mullins Riley & Scarborough LLP

        Carole M. Collins has served as our Treasurer since September 2003 and as our Vice President of Corporate Governance/Risk since December 2003. She has served on an interim basis as our principal accounting officer since April 1, 2004. Ms. Collins has been our Director of Investor Relations since July 2000. (Ms. Collins is not related to John W. Collins, our Chief Executive Officer.)

        L. Rand (“Randy”) Fluitt has served as our Executive Vice President since February 2001. Mr. Fluitt manages our processing and imaging operations and oversees our regulatory reporting and compliance matters. Prior to joining us, Mr. Fluitt was Executive Vice President of SLMsoft.com Inc. from December 1998 to January 2001. Before joining SLM, he served as President and Chief Operating Officer of BancLine, a provider of core processing software for community banks, from January 1998 to November 1998, when it was acquired by SLM. Mr. Fluitt served as Vice President of the financial services division for Electronic Data Services Corp. from July 1987 to January 1998. Mr. Fluitt has over 37 years experience working with community financial institutions and financial technology providers.

        Farrell S. Mashburn has served as a Senior Vice President since January 1996 and as our Secretary from June 1996 to January 1998. Mr. Mashburn also served as a director from May 1996 to January 1998. Mr. Mashburn has over 37 years of experience in providing banking related equipment, maintenance and technical support services, primarily to community financial institutions.

        Denise C. Saylor has served as a Senior Vice President since February 2001. She serves as our chief administration officer and is responsible for our EFT division. Prior to becoming Senior Vice President, she served as Vice President responsible for several corporate functions including marketing, facilities management, administration and customer service. Ms. Saylor received her B.A. degree from Georgia State University before joining InterCept in 1992. Ms. Saylor is the daughter of John W. Collins, our Chief Executive Officer and Chairman of our Board of Directors.

        Michael D. Sulpy has served as our Executive Vice President of Network Communications since January 1998. Mr. Sulpy co-founded InterCept Communications Technologies, L.L.C. in March 1996 and served as its Vice President of Communications until its merger with us in January 1998. He joined InterCept Communications Technologies in 1987, and from January 1993 to January 1996 served as its network manager, responsible for data network design and maintenance and personnel training. Mr. Sulpy has over 18 years of data communications management and telecommunications network experience.

CORPORATE GOVERNANCE

        Our business, properties and affairs are managed under the direction of our board of directors. Although directors are not involved in the day-to-day operating details, we strive to keep them informed about our business through written reports and documents we provide to them regularly, as well as through operating, financial and other reports presented by Mr. Collins and other officers at meetings of the board of directors and of committees of the board of directors. The board has determined that each of Mark Hawn, John D. Schneider, Jr., James A. Verbrugge, and Arthur G. Weiss is “independent” under the definition contained in Rule 4200(a)(15) of the National Association of Securities Dealers’ Marketplace Rules.

Meetings of the Board

        The board of directors held 15 meetings in 2003. Each director attended at least 75% of the board and committee meetings to which he was assigned.

Committees of the Board of Directors

        The board of directors has established an Audit Committee, a Nominating and Governance Committee and a Compensation and Stock Option Committee. Our bylaws permit shareholders to make nominations for directors, but only if those nominations are made timely and by notice in writing to our corporate Secretary and in compliance with our bylaws.

        Audit Committee. The Audit Committee of our board of directors is composed of John D. Schneider, Jr. (chair), James A. Verbrugge and Arthur G. Weiss. The board has determined that each member of the Audit Committee is an “audit committee financial expert” and is “independent” under the SEC’s Rule 10A-3. Our Audit Committee’s functions are described in the Report of the Audit Committee below.

        Nominating and Governance Committee. This committee is responsible for the oversight of the composition of the board and its committees, identification and recommendation of individuals to become board members, and maintenance of a statement of corporate governance guidelines. Our Nominating and Corporate Governance Committee is composed of James A. Verbrugge (chair), Mark Hawn and John D. Schneider, Jr. The board has determined that each member of the Nominating and Governance Committee is “independent” under the definition contained in Rule 4200(a)(15) of the National Association of Securities Dealers’ Marketplace Rules. For more information regarding director nominations, see Director Nominations below.

        Compensation and Stock Option Committee. This committee oversees our management of some of our human resources activities, including determining compensation for executive officers, granting stock options and the administering of our stock option and other employee benefit plans. John D. Schneider, Jr. (chair), Arthur G. Weiss and Mark Hawn currently serve on this committee. For more information regarding our compensation policies, see Report of the Compensation and Stock Option Committee on Executive Compensation below.

Report of the Audit Committee

        The Audit Committee is appointed by the board of directors and met ten times in 2003. Our Audit Committee operates under a written charter adopted by the board, which revised the charter on April 4, 2004 to comply with new SEC requirements and Nasdaq National Market listing standards. Our updated Audit Committee Charter is attached to this proxy statement as Annex A. The charter can also be viewed on our website at www.intercept.net under Investor Relations – Investor Information – Corporate Governance.

        During 2003 and until February 2004, our Audit Committee was composed of Jon R. Burke, Boone A. Knox and John D. Schneider, Jr. Since March 2004, the committee has been composed of Mr. Schneider, Dr. James A. Verbrugge and Mr. Arthur G. Weiss. Our Audit Committee is responsible for providing oversight of the independent audit process and the independent auditors, reviewing our financial statements and financial statements of our subsidiaries and discussing them with management and the independent auditors, reviewing and discussing with management and the independent auditors the adequacy and effectiveness of our internal accounting and disclosure controls and procedures, and providing legal and regulatory compliance and ethics programs oversight. The Audit Committee communicates regularly with our management, including our Chief Financial Officer and accounting personnel, and with our auditors. The Audit Committee is also responsible for conducting an appropriate review of and pre-approving all related party transactions in accordance with Nasdaq listing standards, and evaluating the effectiveness of the Audit Committee charter at least annually.

        The Audit Committee has reviewed and discussed our audited financial statements with management. The Audit Committee has discussed with our independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90 (communications with audit committees). The Audit Committee has also received from our independent auditors the written disclosures and the letter required by Independent Standards Board Standard No. 1 and has discussed with the independent auditors the independent auditors’ independence from our company and its management. The Audit Committee reported its findings to our board of directors.

        In performing all of these functions, the Audit Committee acts only in an oversight capacity. The Audit Committee reviews our quarterly and annual reporting on Form 10-Q and Form 10-K prior to filing with the SEC. In its oversight role, the Audit Committee relies on the work and assurances of our management, which has the primary responsibility for financial statements and reports, and of the independent auditors, who, in their report, express an opinion on the conformity of our annual financial statements to generally accepted accounting principles.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2003 for filing with the SEC.

Submitted by:   John D. Schneider, Jr.
                           James A. Verbrugge
                           Arthur G. Weiss

Nominations of Directors

        Given the new corporate governance requirements of the Nasdaq Stock Market, on April 4, 2004 our Board adopted a Nominations and Governance Committee Charter and Corporate Governance Guidelines, which are attached as Annex B and Annex C, respectively, to this proxy statement. These documents can also be viewed on our website at www.intercept.net under Investor Relations – Investor Information – Corporate Governance.

        The Nominating and Corporate Governance Committee was formed in April 2004 and its responsibilities include evaluating and recommending to the full board of directors the director nominees to stand for election at our annual meetings of shareholders. The Committee is authorized to retain search firms and to compensate them for their services.

        The Nominating and Corporate Governance Committee will examine each director nominee on a case-by-case basis regardless of who recommends the nominee. In considering whether to recommend any particular candidate for inclusion in the board’s slate of recommended director nominees, the Committee considers the criteria specified in our Corporate Governance Guidelines. These criteria include the candidate’s availability, insight, practical wisdom, professional and personal ethics and values consistent with longstanding company values and standards, experience at the policy-making level in business, government, education, technology or other areas of endeavor specified by the board, commitment to enhancing shareholder value, and ability and desire to represent the interests of all shareholders. The Committee does not assign specific weights to particular criteria, and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the board of directors to fulfill its responsibilities.

        In addition to the qualification criteria above, the Nominating and Corporate Governance Committee also takes into account whether a potential director nominee qualifies as an “audit committee financial expert” as that term is defined by the SEC, and whether the potential director nominee would qualify as an “independent” director under the listing standards of The Nasdaq Stock Market.

        The Nominating and Corporate Governance Committee evaluated our board’s two nominees, Mr. Collins and Mr. Weiss, in light of the above criteria and recommended to the board that they be nominated for reelection as Class III directors at the 2004 annual meeting. Our board approved that recommendation. Limited information provided by JANA regarding JANA’s nominees was available to the Nominating and Corporate Governance Committee. Given the board’s concern that those nominees might pursue only JANA’s goal of forcing a sale of the company rather than what is in the best interests of all of our shareholders, the Nominating and Corporate Governance Committee did not request any additional information regarding the JANA nominees and elected not to recommend them for election to the board of directors. If elected to the board, the JANA nominees would be subject to the same fiduciary duties to all InterCept shareholders as the members of the existing board, and therefore would be legally obligated to act in the best interests of all shareholders. With that in mind and with the goal of avoiding the cost and disruption associated with the proxy contest and the pending federal court litigation, and notwithstanding the board’s continuing concerns regarding those nominees, we offered a settlement to JANA that included our supporting the nomination and election of the two JANA nominees to an expanded eight or nine person board. Our proposal would have provided JANA, as a large holder of InterCept shares, with representation on our board. Given the expanded size of the board, however, our concerns regarding the narrow focus of the JANA representatives would be materially alleviated. JANA, however, rejected our settlement proposal. See Information Relating to Proxy Contest – Recent Settlement Offer Rejected by JANA below.

        The Nominating and Corporate Governance Committee will consider persons recommended by shareholders to become nominees for election as directors, provided that those recommendations are submitted in writing to our Corporate Secretary specifying the nominee’s name and qualifications for board membership. For a shareholder to nominate a director candidate as provided under our bylaws, the shareholder must comply with the advance notice provisions and other requirements of Section 3.8 of our bylaws.

        Shareholders who intend to recommend a director candidate to the Nominating and Corporate Governance Committee for consideration are urged to thoroughly review our Corporate Governance Guidelines and Nominating and Governance Committee Charter.

        In connection with our sale of Series A preferred stock to Sprout Capital IX, L.P. and its affiliates in September 2003, we agreed with Sprout that our board of directors would appoint Mr. Robert Finzi, Co-Managing Partner of Sprout, to serve on the board as a Class III director. Additionally, we agreed that our proxy materials for the next annual meeting of shareholders would include Mr. Finzi as one of management’s nominees for election as a Class III director and to recommend that our shareholders vote in favor of his election. To date, Sprout has not elected to have Mr. Finzi appointed or nominated to our board, although he attends board meetings as an observer. See Recent Agreement in Principle to Modify Preferred Stock Held by Sprout below for more information about Sprout and our recent agreement in principle with Sprout to modify the terms of our preferred stock.

Communications with Board of Directors

        The board of directors has established a process for shareholders to send communications to the board of directors. Shareholders may communicate with the board as a group or individually by writing to: The Board of Directors of InterCept, Inc. c/o Internal Auditor, InterCept, Inc., 3150 Holcomb Bridge Road, Norcross, GA 30071. The Internal Auditor may require reasonable evidence that a communication or other submission is made by an InterCept shareholder before transmitting the communication to the board or board member. On a periodic basis, the Internal Auditor will compile and forward all shareholder communications submitted to the board or the individual directors.

Director Compensation

        We pay each director $1,000 for in-person attendance at any meeting for their services as our directors, $250 for attendance via telephone for meetings lasting 30 minutes or less and $500 for attendance via telephone for meetings lasting over 30 minutes. Upon initial election to the board of directors, each non-employee director who beneficially owns less than 4% of our outstanding common stock on the date of his election to the board of directors receives options to acquire 35,000 shares of common stock, 11,667 of which vest immediately and the remainder of which vest ratably on the first and second anniversaries of such initial election. In addition, on each anniversary date of a director’s initial election to the board of directors, each director receives a grant of options to acquire 10,000 shares of common stock that vest on the date of grant. On the fifth anniversary, each director receives a grant of options to acquire 35,000 shares of common stock, 11,667 of which vest immediately and the remainder of which vest ratably on the first and second anniversaries of such grant. The exercise price of these options is equal to the fair market value of the common stock on the date of grant. Each director option expires ten years after the date of grant, unless canceled sooner as a result of termination of service or death, or unless the option is fully exercised before the end of the option period. Directors may be reimbursed for out-of-pocket expenses incurred in attending meetings of the board of directors or its committees and for other expenses incurred in their capacity as directors.

Indemnification

        We indemnify our directors and officers to the fullest extent permitted by law so that they will serve free from undue concern that they will be held personally liable for our liabilities. This is required under our bylaws, and we have also signed agreements with each of our directors and officers contractually providing this indemnification to them.

Certain Relationships and Related Transactions

        Glenn W. Sturm, one of our directors, is a partner in the law firm of Nelson Mullins Riley & Scarborough LLP. We retained Nelson Mullins to provide various legal services to InterCept during

2003 and have retained Nelson Mullins to provide various legal services to us in 2004. The amount paid to Nelson Mullins for services rendered to us in 2003 did not exceed 5% of Nelson Mullins’ gross revenues in 2003. Because Mr. Sturm is a “participant” in the proxy contest and is a partner in Nelson Mullins, the firm may be deemed to be an “associate” of a “participant.” The address of Nelson Mullins is 999 Peachtree Street, Suite 1400, Atlanta, Georgia 30309.

        Denise C. Saylor, a Senior Vice President, is the daughter of John W. Collins, our Chief Executive Officer and Chairman of our Board of Directors. For 2003, Ms. Saylor received a salary of $175,000. Ms. Saylor’s husband, David W. Saylor, is a Commissioned Sales Representative with InterCept and received aggregate salary and commissions of $238,776 in 2003.

        We paid $49,000 to W-II Investments, Inc. as reimbursement for use of a W-II Investments aircraft for business travel during fiscal 2003. Payment was based on the average incremental cost of operating that type of aircraft. Each of Mr. John W. Collins, our Chief Executive Officer and Chairman of our Board of Directors, and Glenn W. Sturm, a director, owns 50% of W-II Investments, Inc.

Company Policies

        All transactions between InterCept and our shareholders, affiliates, officers and directors, if any, are subject to the approval of a majority of the independent and disinterested outside directors and are conducted on terms no less favorable than could be obtained from unaffiliated third parties on an arm’s length basis.

        On March 8, 2004, our board of directors adopted a Code of Business Conduct and Ethics as required by the federal Sarbanes-Oxley Act and the rules of the Nasdaq National Market. We have posted a copy of the code on our corporate website, www.intercept.net under Investor Relations – Investor Information – Corporate Governance.

        Directors are encouraged to attend our annual meetings of shareholders. One of five directors attended our 2003 annual meeting

Director Resignations

        In February 2004, we publicly announced that, effective February 13, 2004, Boone A. Knox and Jon R. Burke resigned from our board of directors. See Information Relating to Proxy Contest – Background Regarding Recent Consideration of Strategic Transactions.

EXECUTIVE COMPENSATION

        The following table summarizes the compensation we paid or accrued for services rendered by our Chief Executive Officer and the four most highly compensated other executive officers whose total salary and bonus exceeded $100,000 during the year ended December 31, 2003. In this proxy statement, we sometimes collectively refer to these persons as the named executive officers. We did not grant any stock appreciation rights or make any long-term incentive plan payouts during the periods shown. During 2003, none of our executive officers received perquisites that exceed the lesser of $50,000 or 10% of the salary and bonus of that executive.

Summary Compensation Table

						Long Term Compensation
						Awards
		Annual Compensation
					Other
Name and					Annual	Securities Underlying
Principal Position	Year	Salary($)	Bonus($)		Compensation($)	Options/SARs(#)

John W. Collins	2003	500,000	--			45,000
Chief Executive Officer	2002	467,540	--			210,000
	2001	375,000	200,000	(1)		260,000

G. Lynn Boggs	2003	460,000	--		--	--
President & Chief Operating Officer	2002	350,000	150,000	(2)	96,000 (3)	300,000
	2001	--	--		--	--

Scott R. Meyerhoff (4)	2003	325,000	--			--
Senior Vice President, Chief	2002	302,320	60,000	(2)		94,000
Financial Officer and Secretary	2001	196,250	100,000	(1)		25,000

John M. Perry (5)	2003	400,000	--		--	--
President - InterCept Payment Solutions	2002	--	--		--	150,000
	2001	--	--		--	--

Randy Fluitt	2003	260,000	--		--	--
Executive Vice President	2002	222,917	60,000	(2)	--	50,000
	2001	--	--		--	--

______________

(1)    This amount is being paid ratably over a period of five years, provided that the employee remains an employee. (Mr. Meyerhoff received $60,000 of this bonus.)
(2)    This amount is being paid ratably over a period of three years, provided that the employee remains an employee. (Mr. Meyerhoff received $40,000 of this bonus.)
(3)    This amount represents a relocation allowance.
(4)    Effective March 31, 2004, Mr. Meyerhoff is no longer an officer of InterCept and is a part-time employee.
(5)    Effective March 24, 2004, Mr. Perry is no longer an officer or employee of InterCept, and his options terminated on April 23, 2004.

Option Grants

        The following table provides information concerning each grant of stock options to the named executive officers during the year ended December 31, 2003. The options granted to Mr. Collins were granted to him as a director under the policy described in Director Compensation above.

Option Grants in Last Fiscal Year

Potential Realizable Value at
		Percent of			Assumed Annual Rates of
		Total Options			Stock Price Appreciation for
	Number of Securities	Granted to	Exercise or		Option Term(1)
	Underlying Optins	Employees in	Base	Expiration
Name	Granted (#)	Fiscal Year	Price($/Sh)	Date	5%($)	10%($)

John W. Collins	35,000 (2)	22.8	4.40	3/17/13	96,849	245,436
	10,000 (3)	6.5	5.95	1/30/13	37,419	94,828
G. Lynn Boggs	--	--
Scott R. Meyerhoff	--	--
John M. Perry	--	--
Randy Fluitt	--	--

(1)	The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission. There can be no assurance that the actual stock price appreciation over the term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the common stock appreciates above the exercise price over the option term, no value will be realized from the option grants made to the named executive officers.
(2)	These options were granted on March 18, 2003. One third of the options vested on the date of grant, another third vested on the first anniversary of the date of grant, and the remaining one third will vest on the second anniversary of the date of grant, provided that the director is a director on that date or has left the position of director within 180 days before that date.
(3)	These options were granted on January 31, 2003, and all were vested on the date of grant.

        The following table provides information regarding the exercisability of options and the number of options held by the named executive officers who have been granted stock options, as of December 31, 2003:

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

	Shares	Value	Number of Securities		Value of Unexercised
	Acquired on	Realized	Underlying Unexercised Options		In-the-Money Options
	Exercise (#)	($)	at Fiscal Year End (#)		at Fiscal Year End ($)
	__________________________________________________________________________________________________________________
Name			Exercisable	Unexercisable	Exercisable	Unexercisable

John W. Collins	--	--	1,062,703	90,000	763,701	160,064
G. Lynn Boggs	--	--	200,000	100,000	--	--
Scott R. Meyerhoff (1)	--	--	264,522	39,667	294,005	--
John M. Perry (2)	--	--	100,000	50,000	--	--
Randy Fluitt	--	--	100,000	50,000	--	--

(1)	Effective March 31, 2004, Mr. Meyerhoff is no longer an officer of InterCept and is currently a part-time employee.
(2)	Effective March 24, 2004, Mr. Perry is no longer an officer or employee of InterCept, and his options terminated on April 23, 2004.

EMPLOYMENT AGREEMENTS

        Collins Agreement. We entered into an employment agreement with John W. Collins effective as of January 30, 1998 (the Collins agreement) under which he serves as our Chief Executive Officer. The Collins agreement provides that Mr. Collins will receive a base salary of not less than $265,000 per year. Mr. Collins’ base salary may be increased upon a periodic review by the board of directors or a board committee. In addition, Mr. Collins is entitled to incentive compensation as determined by the board of directors or a board committee based upon achievement of targeted levels of performance and such other criteria as the board of directors or a committee establishes from time to time, and an additional annual bonus as determined by the board of directors or a board committee. Mr. Collins may participate in our stock option plans and can receive health insurance for himself and his dependents, long-term disability insurance, civic and social club dues, use of an automobile owned or leased by us and other benefits.

        The Collins agreement has a term of three years and renews daily until either party fixes the remaining term at three years by giving written notice. We can terminate the Collins agreement upon his death or disability or for cause, and Mr. Collins can terminate his employment for any reason within a 90-day period beginning on the 30th day after any occurrence of a change in control or within a 90-day period beginning on the one-year anniversary of the occurrence of any change in control. Under the Collins agreement, a “change in control” means the occurrence during the term of the Collins agreement of

        (a)   an acquisition by any person, subject to certain exceptions, of 20% or more of the combined voting power of our voting securities,

        (b)   a change in the composition of our board such that the members of our board of directors as of the date of our initial public offering (the “Incumbent Board”) cease to constitute at least two-thirds of our board; provided, however, that any new director that is approved by a vote of at least two-thirds of the Incumbent Board shall be considered a member of the Incumbent Board; provided further, that no director appointed in connection with a threatened or actual proxy contest by someone other than our board shall be considered to be a member of the Incumbent Board; or

        (c)   approval by our shareholders of a merger, consolidation or reorganization (subject to a limited exception) or the complete liquidation or dissolution of the company or a sale of all or substantially all of our assets.

           If one or both of JANA's nominees are elected to our board at the 2004 meeting, a change of control will not be deemed to have occurred under Mr. Collins' employment agreement. If (a) both of JANA's nominees are elected at the 2004 annual meeting and (b) JANA nominates and succeeds in electing two nominees at our 2005 annual meeting (without the approval of at least three of the four directors not affiliated with JANA), however, a change in control will have occurred, assuming the number of directors remains at six.

        If Mr. Collins’ employment is terminated after a change in control (a) by us without cause or otherwise in breach of the Collins agreement or (b) by Mr. Collins for any reason, we must pay him all accrued compensation and bonus amounts and one-twelfth of his annual base salary and bonus for each of 36 consecutive 30-days periods following the termination. In addition, we must continue life and health insurance for Mr. Collins until he reaches age 65, and his outstanding options to purchase common stock would vest and become immediately exercisable.

        If Mr. Collins ceases to be our Chief Executive Officer for any reason other than by voluntary resignation, we must offer to repurchase all of the common stock he owns at a purchase price equal to the fair market value (as defined in the Collins agreement). Also, in the Collins agreement we granted, with respect to our shares of common stock, piggyback and, after any termination of employment, demand registration rights to Mr. Collins. Mr. Collins has further agreed to maintain the confidentiality of our trade secrets for a period of one year, if terminated for cause, and not to solicit our employees or customers.

        Boggs Agreement. We entered into an employment agreement with G. Lynn Boggs effective as of February 19, 2002 (the Boggs agreement) under which he serves as our President. The Boggs agreement provides that Mr. Boggs will receive a base salary of not less than $400,000 per year. The board or the Compensation Committee will review his salary at least annually. In addition, Mr. Boggs is entitled to incentive compensation as determined by the board of directors or a board committee based upon achievement of targeted levels of performance and such other criteria as the board of directors or a committee establishes from time to time. In addition, our CEO, board or the Compensation Committee will annually consider Mr. Boggs’ performance and determine if any additional bonus is appropriate. Mr. Boggs may participate in our stock option plans and may receive health insurance for himself and his dependents, long-term disability insurance, use of an automobile owned or leased by us and other benefits.

        The Boggs agreement has a term of two years and renews each day for an additional day until either party fixes the remaining term at two years, without further automatic extension, by giving written notice. We can terminate the Boggs agreement upon his death or disability or for cause, and Mr. Boggs can terminate his employment for any reason within a 90-day period beginning on the 30th day after any occurrence of a change in control or within a 90-day period beginning on the one-year anniversary of the occurrence of any change in control. Under the Boggs agreement, a change in control means the occurrence during the term of the Boggs agreement of

        (a)   an acquisition by any person, subject to certain exceptions, of 34% or more of the combined voting power of our voting securities,

        (b)   a change in the composition of our board such that the members of our board of directors as of the date of our initial public offering (the “Incumbent Board”) cease to constitute at least a majority of our board; provided, however, that any new director that is approved by a vote of at least a majority of the Incumbent Board shall be considered a member of the Incumbent Board; provided further, that no director appointed in connection with a threatened or actual proxy contest by someone other than our board shall be considered to be a member of the Incumbent Board, or

        (c)   approval by our shareholders of a merger, consolidation or reorganization (subject to a limited exception) or the complete liquidation or dissolution of the company or a sale of all or substantially all of our assets.

         If one or both of JANA's nominees are elected to our board at the 2004 meeting, a change of control will not be deemed to have occurred under Mr. Boggs' employment agreement. If (a) both of JANA's nominees are elected at the 2004 annual meeting and (b) JANA nominates and succeeds in electing two nominees at our 2005 annual meeting (without the approval of at least three or four directors not affiliated with JANA), however, a change in control will have occurred, assuming the number of directors remains at six.

        If Mr. Boggs’ employment is terminated after a change in control (a) by us without cause or otherwise in breach of the Boggs agreement or (b) by Mr. Boggs for any reason, we must pay him all accrued compensation and bonus amounts and one-twelfth of his annual base salary and bonus for each of the 24 consecutive 30-day periods following the termination. In addition, we must continue the life insurance, disability, medical, dental and other benefits provided to Mr. Boggs and his dependents for the two-year period following termination. Further, his outstanding options to purchase common stock would vest and become immediately exercisable notwithstanding that he has left our employment.

        Pursuant to the Boggs agreement, the board approved the G. Lynn Boggs Stock Option Plan on April 16, 2002, and granted Mr. Boggs options to purchase 150,000 shares of our common stock at an exercise price of $34.22 per share. Of these options, 50,000 vested on the date of grant, 50,000 vested on the first anniversary of the date of grant, and 50,000 vested on the second anniversary of the date of grant.

        Fluitt Agreement. On March 1, 2004, we entered into an employment agreement with Mr. Randy Fluitt (the Fluitt agreement) under which he serves as an Executive Vice President. The Fluitt agreement provides that Mr. Fluitt will receive a base salary of not less than $280,000 per year. Mr. Fluitt’s base salary may be increased upon a periodic review by the Chief Executive Officer or the President, which increase may require the approval of the Compensation Committee. The Fluitt agreement has a term of two years that renews automatically at the end of each term unless earlier terminated by us or Mr. Fluitt, or because of Mr. Fluitt’s death. We can terminate the Fluitt agreement upon his disability or for cause. If we terminate Mr. Fluitt’s employment without adequate justification, we must pay him all accrued compensation and bonus amounts, and we must pay him one twelfth of his annual base salary and bonus for the greater of the number of months remaining under the term of his agreement or 12 months. In addition, his outstanding options to purchase common stock would vest and become immediately exercisable.

        Meyerhoff Agreement. On February 1, 1998, we entered into an employment agreement with Scott R. Meyerhoff (the Meyerhoff agreement) under which he served as our Chief Financial Officer until the Meyerhoff agreement was amended effective April 1, 2004 as described below. The Meyerhoff agreement initially provided that Mr. Meyerhoff would receive a base salary of not less than $130,000 per year. Mr. Meyerhoff’s base salary could be increased upon a periodic review by the board of directors or a board committee. The Meyerhoff agreement had a term of one year that renewed automatically at the end of each term unless earlier terminated by us or Mr. Meyerhoff.

        In April and May, 2004, we amended the Meyerhoff agreement (the amended Meyerhoff agreement) whereby he resigned as of March 31, 2004 as our Senior Vice-President, Chief Financial Officer and Secretary. The amended Meyerhoff agreement provides that Mr. Meyerhoff is employed on a part-time basis to assist us with certain financial matters and the transition to a new chief financial officer. Pursuant to the amended Meyerhoff agreement, Mr. Meyerhoff will receive his current base salary, and his outstanding options to purchase common stock will continue to vest in accordance with the instruments governing those options. The amended Meyerhoff agreement has a term ending on December 31, 2004 unless earlier terminated because of the death or disability of Mr. Meyerhoff, or at his or our election. If we terminate Mr. Meyerhoff’s employment without cause before December 31, 2004, we must pay him a lump sum cash payment equal to the remaining compensation to which he would have been entitled had we employed him until December 31, 2004, and his outstanding options to purchase common stock would vest and become immediately exercisable. If the Meyerhoff Agreement is terminated before December 31, 2004 upon his death or disability, by us with Cause, or by Mr. Meyerhoff, (a) all vesting of stock options granted to him shall cease on the termination date, and all options will terminate immediately, and (b) we will pay him all amounts earned or accrued through the termination date.

        Perry Agreement. We entered into an employment agreement with John M. Perry effective as of December 20, 2002 (the Perry agreement) under which he served as the Chief Executive Officer of

InterCept Payment Solutions until March 24, 2004, when the Perry agreement was terminated as described below. The Perry agreement provided that Mr. Perry would receive a base salary of not less than $400,000 per year. The board or the Compensation Committee would review his salary at least annually. In addition, Mr. Perry was entitled to incentive compensation with a target of 50% of base salary upon achievement of targeted levels of performance and such other criteria as the board of directors or a committee established from time to time. During the initial term of the Perry agreement, Mr. Perry was to receive a minimum bonus compensation of $100,000, which we agreed to pay to Mr. Perry in equal quarterly installments beginning April 1, 2003. Under the Perry agreement, Mr. Perry was eligible to participate in our stock option plans and receive health insurance for himself and his dependents, long-term disability insurance and other benefits.

        The Perry agreement had a term of two years and provided that it would automatically renew for two consecutive two-year terms unless earlier terminated by written notice not less than 90 days prior to the end of the term. We could terminate the Perry agreement upon his death or disability or for or without cause. Mr. Perry could terminate his employment for or without adequate justification with 60 days notice and for any reason within a 90-day period beginning on the 30th day after any occurrence of a change in control. If Mr. Perry’s employment was terminated after a change in control (a) by us without cause or otherwise in breach of the Perry agreement or (b) by Mr. Perry for any reason, we were required to pay him all accrued compensation and bonus amounts and one-twelfth of his annual base salary and

InterCept Payment Solutions until March 24, 2004, when the Perry agreement was terminated as described below. The Perry agreement provided that Mr. Perry would receive a base salary of not less than $400,000 per year. The board or the Compensation Committee would review his salary at least annually. In addition, Mr. Perry was entitled to incentive compensation with a target of 50% of base salary upon achievement of targeted levels of performance and such other criteria as the board of directors or a committee established from time to time. During the initial term of the Perry agreement, Mr. Perry was to receive a minimum bonus compensation of $100,000, which we agreed to pay to Mr. Perry in equal quarterly installments beginning April 1, 2003. Under the Perry agreement, Mr. Perry was eligible to participate in our stock option plans and receive health insurance for himself and his dependents, long-term disability insurance and other benefits.

        The Perry agreement had a term of two years and provided that it would automatically renew for two consecutive two-year terms unless earlier terminated by written notice not less than 90 days prior to the end of the term. We could terminate the Perry agreement upon his death or disability or for or without cause. Mr. Perry could terminate his employment for or without adequate justification with 60 days notice and for any reason within a 90-day period beginning on the 30th day after any occurrence of a change in control. If Mr. Perry’s employment was terminated after a change in control (a) by us without cause or otherwise in breach of the Perry agreement or (b) by Mr. Perry for any reason, we were required to pay him all accrued compensation and bonus amounts and one-twelfth of his annual base salary and bonus for up to 24 consecutive 30-day periods following the termination. In addition, his outstanding options to purchase common stock were to vest and become immediately exercisable notwithstanding that he had left our employment.

        Pursuant to the Perry agreement, the board granted Mr. Perry options to purchase 150,000 shares of our common stock at an exercise price of $16.56 per share. Of these options, 50,000 vested on the date of grant, 50,000 vested on the first anniversary of the date of grant, and 50,000 would have vested on the second anniversary of the date of grant if Mr. Perry had remained an employee.

        On March 24, 2004, we entered into a mutual release with Mr. Perry. Under the Perry release, we paid Mr. Perry $500,000 consisting of a bonus of $400,000 related to the sale of our merchant services division and a pro-rata annual bonus of $100,000. Pursuant to the Perry release, we fully released Mr. Perry, and Mr. Perry fully released us, from any and all legal or administrative proceedings with respect to any matter whatsoever relating to the Perry agreement and Mr. Perry’s performance of services thereunder, occurring or taking place on or before March 24, 2004. Notwithstanding the Perry release, the provisions of the Perry agreement relating to protection of trade secrets and confidential information and non-solicitation and related matters remain in effect. Also under the Perry release, we agreed to indemnify Mr. Perry against any third-party claims brought against us, where Mr. Perry is named as a party to the claim. Mr. Perry’s options expired on April 23, 2004.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        During 2003 and until February 2004, our Compensation and Stock Option Committee was composed of Jon R. Burke, Boone A. Knox and John D. Schneider, Jr. The current members of our Compensation and Stock Option Committee are Mr. Schneider, Arthur G. Weiss and Mark Hawn. During 2003:

o	none of our other executive officers was a director of another entity where one of that entity’s executive officers served on InterCept’s Compensation and Stock Option Committee,

o	no member of the Compensation and Stock Option Committee was an officer or employee of InterCept or any of its subsidiaries,

o	no member of the Compensation and Stock Option Committee entered into any transaction with InterCept in which the amount involved exceeded $60,000,

o	none of our executive officers served on the compensation committee of any entity where one of that entity’s executive officers served on InterCept’s Compensation and Stock Option Committee, and

o	none of our executive officers served on the compensation committee of another entity where one of that entity’s executive officers served as a director on InterCept’s board.

        During 2003, our Compensation and Stock Option Committee did not meet. John W. Collins, our Chairman and Chief Executive Officer, and Lynn Boggs, our President and Chief Operating Officer, participated in informal discussions with our board regarding executive officer compensation.

REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE ON EXECUTIVE COMPENSATION

Notwithstanding anything to the contrary set forth in any of our previous or future SEC filings that might incorporate this proxy statement or future filings with the Securities and Exchange Commission, in whole or in part, the following report and the Stock Performance Graph which follows shall not be deemed to be incorporated by reference into any such filing.

        During 2003 and until February 2004, our Compensation and Stock Option Committee was composed of Jon R. Burke, Boone A. Knox and John D. Schneider, Jr. The Committee did not meet in 2003, nor did it meet in 2004 before the resignations of Mr. Burke and Mr. Knox effective February 13, 2004.

        We did not award a bonus to any executive officer for 2003 performance. John W. Collins, our Chief Executive Officer, continued to receive in 2003 the same base salary of $500,000 per annum that was in effect at the end of 2002. Lynn Boggs, our President and Chief Operating Officer, received in 2003 a $60,000 increase in his base salary per year, to $460,000. Scott R. Meyerhoff, who served as our Chief Financial Officer until March 31, 2004, received in 2003 a $25,000 increase in his base salary per year, to $325,000. Randy Fluitt, our Executive Vice President, received in 2003 a $35,000 increase in his base salary per year, to $260,000. Our board has approved these salary increases as well as those given to six other executive officers in 2003.

        We granted no options to executive officers in 2003, although Mr. Collins received options related to his service as a director on the same basis as other directors.

        The current members of our Compensation and Stock Option Committee are John D. Schneider, Jr., Arthur G. Weiss and Mark Hawn. Given the new corporate governance requirements of the Nasdaq Stock Market, our Board adopted a Compensation and Stock Option Committee Charter on April 4, 2004. Our charter is attached to this proxy statement as Annex D. The charter can also be viewed on our website at www.intercept.net under “Investor Relations – Investor Information – Corporate Governance.”

        Under our charter, the Committee reviews and determines our executive compensation objectives and policies. The Committee also reviews and sets the compensation of our Chief Executive Officer and our other executive officers.

        The objectives of our executive compensation program are: (a) to attract, retain and motivate highly talented and productive executives; (b) to provide incentives for superior performance by paying above-average compensation; and (c) to align the interests of the executive officers with the interests of our shareholders by basing a significant portion of their compensation upon our performance. Our executive compensation program combines the following three components, in addition to the benefit plans offered to all employees: base salary (including cash provided for automobile allowances); bonus; and long-term incentive compensation consisting of stock option grants. Each component of our executive compensation program is intended to serve a specific purpose in meeting our objectives.

        Our policy is to set base salary levels, bonuses and long-term incentive compensation above an industry average. We select comparison corporations on the basis of a number of factors, such as their size and complexity, the nature of their businesses, the regions in which they operate, the structure of their compensation programs (including the extent to which they rely on bonuses and other contingent compensation) and the availability of compensating information. These other corporations are not necessarily those included in the indices used to compare the shareholder return in the Stock Performance Graph. Further, the corporations selected for comparison may vary from year to year based upon market conditions and changes in both the selected corporations’ businesses and our business over time. We believe that above-average compensation levels are necessary to attract and retain high caliber executives necessary for the successful conduct of our business.

        Base salary.  The Committee reviews the salaries of our executives annually. When setting base salary levels, in a manner consistent with the objectives outlined above, the Committee considers competitive market conditions for executive compensation, the individual executive’s performance and our performance.

        The measures of individual performance considered in setting salaries included, to the extent applicable to an individual executive officer, a number of factors such as our historical and recent financial performance in the principal area of responsibility of the officer (including measures such as gross margin, net income, sales, customer count and market share), the individual’s progress toward non-financial goals within his area of responsibility, individual performance, experience and level of responsibility and other contributions made to our success. The Committee does not intend to assign relative weights to the specific factors used in determining base salary levels, and the specific factors used may vary among individual officers. As is typical for most corporations, payment of base salary is not conditioned upon the achievement of any specific, pre-determined performance targets.

        Bonus.   Our cash bonus program seeks to motivate executives to work effectively to achieve our financial performance objectives and to reward them when those objectives are met. Executives’ bonus payments are based upon our overall profitability.

        Long-term incentive compensation.   We believe that option grants: (a) align executive interests with shareholder interests by creating a direct link between compensation and shareholder return; (b) give executives a significant, long-term interest in our success; and (c) help retain key executives in a competitive market for executive talent.

        Benefits.   We believe that we must offer a competitive benefit program to attract and retain key executives.

        Pay Deductible Limit.   Under Section 162(m) of the Internal Revenue Code and federal tax regulations, public companies are prohibited from receiving a tax deduction for compensation in excess of $1 million paid to the chief executive officer or any of the four other most highly compensated executive officers for any fiscal year. The prohibition does not apply to certain performance based compensation. We take into consideration this compensation deductibility limit in structuring our compensation programs and in determining executive compensation. At this time, our applicable executive officer compensation does not exceed $1 million, and we do not expect that it is likely to be affected by these nondeductibility rules in the near future.

Submitted by:   Arthur G. Weiss
                            John D. Schneider, Jr.
                            Mark Hawn

STOCK PERFORMANCE GRAPH

        The chart below compares the cumulative total shareholder return on our common stock with the cumulative total return on the Nasdaq (U.S. Companies) Index and the Nasdaq Computer and Data Processing Services Index for the period commencing December 31, 1998 and ending December 31, 2003, assuming an investment of $100 and the reinvestment of any dividends. Our common stock was traded on the American Stock Exchange until Friday, March 26, 1999. On Monday, March 29, 1999, our common stock began trading on the Nasdaq National Market. The comparisons in the graph below are based upon historical data and are not indicative of, nor intended to forecast, future performance of the common stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        The rules of the Securities and Exchange Commission require us to disclose late filings of stock transaction reports by our executive officers and directors. To the best of our knowledge, all required filings in 2003 were properly made in a timely fashion. In making the above statements, we have relied on the representations of the persons involved and on copies of their reports filed with the SEC.

SECURITY OWNERSHIP

        The following table provides certain information as of April 15, 2004 regarding the beneficial ownership of our common stock by: (a) each of our directors; (b) each named executive officer (other than Mr. Meyerhoff, who is no longer an officer, and Mr. Perry, who is no longer an officer or employee); (c) each person known to us to be the beneficial owner of more than 5% of our common stock; and (d) all of our directors and executive officers as a group. The information in the table is based on information from the named persons regarding their ownership of our common stock, except that information regarding 5% owners other than Mr. Collins is based on Schedules 13G filed with the SEC in February 2004 by those entities, provided that information about JANA Partners LLC is based on a Schedule 13D it filed in April 2004. Unless otherwise indicated, each of the holders listed below has sole voting power and investment power over the shares beneficially owned and each person listed below as one of our executive officers or directors has an address in care of our principal office. The table also includes information regarding the ownership of our Series A preferred stock.

        For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares that the person or group has the right to acquire within 60 days after April 15, 2004 or with respect to which the person otherwise has or shares voting or investment power. For purposes of computing the percentages of outstanding shares held by each person or group of persons on a given date, shares which that person or group has the right to acquire within 60 days after that date are deemed to be outstanding for purposes of computing the percentage for that person or group but are not deemed to be outstanding for the purpose of computing the percentage of any other person or group. The Shares Owned column in the table includes the shares owned by the persons named but does not include shares they may acquire by exercising options. The numbers shown in the Vested Options column include options that were vested as of April 15, 2004 and options that are scheduled to vest during the 60 days following April 15, 2004. On April 15, 2004, the following securities were outstanding: (a) 20,272,148 shares of our common stock, (b) 100,000 shares of our Series A preferred stock, and (c) options to purchase 4,134,205 shares of common stock.

		Vested	Shares
Name	Shares Owned	Options	Beneficially Owned	%
Common Stock

John W. Collins (1)	1,259,568	1,084,369	2,343,937	11.0
G. Lynn Boggs	0	250,000	250,000	1.2
Randy Fluitt	5,608	138,333	143,941	*
Mark Hawn	0	11,667	11,667	*
John D. Schneider, Jr.	10,005	45,001	55,006	*
Glenn W. Sturm	372,390	89,748	462,138	2.3
James A. Verbrugge	0	11,667	11,667	*
Arthur G. Weiss	0	11,667	11,667	*
Perry Corp (2)	1,602,500	0	1,602,500	7.9
Tiger Technology Management (3)	1,477,000	0	1,477,000	7.3
Dimensional Fund Advisors, Inc. (4)	1,263,216	0	1,263,216	6.2
JANA Partners LLC (5)	1,619,937	0	1,619,937	8.0
All directors and executive officers as
a group (14 persons)	2,171,007	1,910,724	4,088,731	18.4

Series A Preferred Stock

Sprout Capital IX, L.P. (6)	99,400	-	99,400	99.4

_______________
* Indicates less than 1%.

[Footnotes are on following page.]

(1)	Shares owned includes 100,000 shares owned by Progeny Management, L.L.L.P., the limited partner of which is a limited liability company whose sole member is Mr. Collins.
(2)	Reflects the securities beneficially owned by the Private Clients and Asset Management business group of Perry Corp and its subsidiaries and affiliates. The address of Perry Corp is 599 Lexington Avenue, New York, New York 10022. Of these shares, (a) Perry Corp has sole voting power over 1,602,500 shares and sole dispositive power over 1,602,500 shares.
(3)	Reflects the securities beneficially owned by the Private Clients and Asset Management business group of Tiger Technology Management, L.L.C. and its subsidiaries and affiliates. The address of Tiger Technology Management, L.L.C. is 101 Park Avenue, 48th Floor, New York, New York 10178. Of these shares, (a) Charles P. Coleman III has sole voting power over 1,477,000 shares and sole dispositive power over 1,477,000 shares; (b) Tiger Technology Management, L.L.C. has sole voting power over 1,477,000 shares and sole dispositive power over 1,477,000 shares; (c) Tiger Technology Performance, L.L.C. has sole voting power over 1,232,819 shares and sole dispositive power over 1,232,819 shares; and (d) Tiger Technology, L.P. has sole voting power over 1,203,059 shares and sole dispositive power over 1,203,059 shares.
(4)	Dimensional Fund Advisors Inc. (“Dimensional”), 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401, an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 1,236,216 shares of the outstanding common stock of as a result of acting as investment adviser to various investment companies (funds) registered under Section 8 of the Investment Company Act of 1940. Dimensional has sole voting power and sole dispositive power over 1,236,216 shares.
(5)	JANA Partners LLC, 201 Post Street, Suite 1000, San Francisco, California 94108, a private money management firm, is the beneficial owner of 1,619,937 shares of the outstanding common stock through various accounts under its management and control. JANA Partners LLC has sole voting power and sole dispositive power over 1,619,937 shares. JANA has reported that, subsequent to the record date for the annual meeting, JANA has acquired an additional 269,800 shares, and that it now owns 9.3% of our shares.
(6)	The address of Sprout Capital IX, L.P. is 3000 Sand Hill Road, Building Three, Suite 170, Menlo Park, CA 94025. As disclosed in a Current Report on Form 8-K filed May 25, 2004, we recently reached an agreement in principle with Sprout to exchange shares of a new Series B preferred stock for the outstanding shares of Series A preferred stock. See Recent Agreement in Principle to Modify Preferred Stock Held by Sprout below.

RECENT AGREEMENT IN PRINCIPLE TO MODIFY PREFERRED STOCK HELD BY SPROUT

        As disclosed in a Current Report on Form 8-K filed May 25, 2004, we recently agreed in principle with Sprout Capital IX, L.P. and certain of its affiliates (collectively, “Sprout”), the holder of our outstanding Series A preferred stock, to modify the terms of that stock . Sprout purchased the Series A preferred stock in September 2003 for $10 million. According to Sprout, it is the venture capital affiliate of Credit Suisse First Boston and is one of the country’s oldest and largest institutional venture capital firms. Since its founding in 1969, Sprout Group has financed more than 350 companies and has raised nearly $3.0 billion in committed capital from leading institutional investors and individuals active in the technology industry. In November 2000, Sprout Group closed Sprout IX, a fund totaling $1.1 billion. Sprout Group’s investment focus is in software, communications and related services businesses, and healthcare technology.

        In the fourth quarter 2003, Sprout requested that we consider modifying the terms of the Series A preferred stock. Discussions in this regard took place intermittently over several months. These discussions recently resulted in an agreement in principle to modify the terms of the preferred stock. In exchange for an increase in the conversion price, we obtained Sprout’s agreement to eliminate dividends and reduce its rights to block certain material transactions or actions, along with the other changes described below. This modification, which will take the form of an exchange of shares of a new Series B preferred stock for all of the outstanding Series A preferred stock, is expected to close on or about June 30, 2004, after the annual meeting. For purposes of the 2004 annual meeting, the exchange will have no effect on the rights that the Sprout Group currently holds. The modification transaction is contingent upon the parties’ entering into definitive documents to reflect the terms of the exchange. As noted below in JANA Proposals, no bylaw amendment proposed by JANA can become effective unless Sprout gives its prior consent.

        The following table summarizes the material differences between the existing Series A preferred stock and the new Series B preferred stock. Terms that remain the same or are substantially similar are not described. This description is only a summary. The terms of our existing Series A preferred stock and related matters are described in a Current Report on Form 8-K filed September 18, 2003 and exhibits to that report. The terms of the proposed new Series B preferred stock are as disclosed in the Current Report on Form 8-K filed May 25, 2004 as referenced above.

Terms of Series A Preferred Stock	Terms of Series B Preferred Stock

Conversion Price	Conversion Price.
Series A preferred stock is convertible by the	Series B preferred stock is convertible by the
holders at a price of $13.97 per share at the	holders at a price of $10.50 per share at the
earlier of (a) the Common Stock's closing at a	earlier of (a) the common stock's closing at a
price of not less than $25 a share for at least 10	price of not less than $18.90 a share for at least
consecutive trading days, (b) September 16, 2008,	10 consecutive trading days, (b) September 16,
or (c) the occurrence of a liquidation event (defined	2008, or (c) the occurrence of a liquidation event.
as (1) any liquidation,dissolution or winding up of
the company, (2) the sale ofall, or substantially all
of the assets of the company which is approved by a
majority of the company's board, or (3) any merger,
acquisition or change in control of the company, in
a transaction or series of transactions, which is
approved by a majority of the company's board).

Terms of Series A Preferred Stock	Terms of Series B Preferred Stock

Series A preferred stock is convertible at the demand	Series B preferred stock is convertible at the
of the company at the at any time after the common	demand of the company at the at any time after the
stock's closing at a price of not less than $25.40 per	common stock's closing at a price of not less than
share on at least 15 consecutive trading days.	$21.00 per share on at least 15 consecutive trading days.

Voting Rights. The Series A preferred stock votes	Voting Rights. The Series B preferred stock also
on an as-converted-to-common basis.	votes on an as-converted-to-common basis. Because
the conversion price is lower, the number of shares
of common stock into which the Series B preferred
stock is convertible, and thus the number of votes
to which it is entitled, increases from 715,820 to
952,381.

Dividends. The holders of the Series A preferred	Dividends. The Series B preferred stock does not
stock shall receive cumulative dividends, which shall	bear dividends, and accrued but unpaid dividends on
accrue on each share from day to day from the date	the Series A preferred stock will be cancelled as
of initial issuance thereof whether or not earned	part of the exchange.
or declared, payable when and if declared by the board
of directors, and shall be paid in shares of Series A
preferred stock at the rate per annum (as a percentage
the $10 million purchase price) according to the following
schedule: (a) from the date of issuance through March 31,
2004 - 5%; (b) from April 1, 2004 through March 31,
2005 - 4%; and (c) after March 31, 2005 - 3%.

Protective Provisions. The consent of the holders of	Protective Provisions. The consent of the holders
more than 50% of the outstanding shares of Series A	of more than 50% of the outstanding shares of
preferred stock is required for any action that (1)	Series B preferred stock is required for any action
amends or repeals any provision of the company's articles	that (1) alters or changes or adversely affects the
of incorporation or bylaws, (2) alters or changes the	rights, preferences or privileges of the Series B
rights, preferences or privileges of the Series A	preferred stock, (2) authorizes or issues shares of
preferred stock, (3) authorizes or issues shares of any	any class or series of stock having any rights,
class or series of stock having any rights, preferences	preferences or privileges senior to or on parity
or privileges senior to or on parity with the Series A	with the Series B preferred stock, (3) authorizes
preferred stock, (4) authorizes or results in a merger,	or results in a merger, share exchange, other
share exchange, other corporate reorganization, sale of	corporate reorganization, sale of control of the
control of the company, or any other transaction in which	company, or any other transaction in which all or
all or substantially all of the assets of the company are	substantially all of the assets of the company are
sold, transferred or otherwise disposed of, or a	sold, transferred or otherwise disposed of, or a
substantial portion of its assets are licensed, (5)	substantial portion of its assets are licensed
permits any subsidiary of the company to sell or issue	unless such transaction results in consideration
any of its capital stock or any right to acquire any of	per share of Series B preferred stock of at least
its capital stock to any	$18.90 on an as converted basis and is

Terms of Series A Preferred Stock	Terms of Series B Preferred Stock

party other than the Company, (6) changes the size	approved by a majority of the company's directors,
of the company's board of directors, (7) increases the size	(4) any action, not approved by a majority of the
of the pool of stock available for options to officers,	directors, that (a) amends or repeals any provision
directors, employees, consultants or others, (8) authorizes	of the articles of incorporation or bylaws, (b)
or issues, or obligates itself to authorize or issue,	permits any subsidiary of the company to sell or
any capital stock of the company (other than pursuant to	issue any of its capital stock or any right to
option plans and the stock purchase plan currently in	acquire any of its capital stock to any party other
(effect), (9) that results in any investment in	than the company, (c) changes the size of the
or loan to any other entity; or (10) changes the	company's board of directors, (d) increases the
nature of the company's business. The holders of the	size of the pool of stock available for options to
Series A preferred stock agree to vote their	officers, directors, employees, consultants or
shares against any merger or other event described	others, (other than pursuant to option plans and
in (4) above that is that is not approved by a	the stock purchase plan currently in effect), (e)
majority of the directors of the company.	results in any investments in or loans to any other
entity in an amount greater than $5 million in the
aggregate; or (f) changes the nature of the
company's business. The holders of the Series B
preferred stock agree to vote their shares against
any merger or other event described in (3) above
that is not approved by a majority of the directors
of the company.

Board Representation. The board of directors of the	Board Representation. At the request of the
company will appoint Mr. Robert Finzi to serve on the	holders of a majority of the issued and outstanding
board as a Class III director at its next scheduled board	Series B preferred stock, Robert Finzi shall be
meeting on October 29, 2003. Additionally, the company's	added to the Board of Directors of the company;
proxy materials for the next meeting of shareholders at	provided that the board of directors has the
which directors are to be elected will include Mr. Robert	authority to add such designee to the board.
Finzi as one of management's nominees for election as a	Additionally, if the holders of a majority of the
Class III director and recommend that the company's	issued and outstanding Series B preferred stock so
shareholders vote in favor of Mr. Finzi's election.	request, the board will include Mr. Finzi as one of
management's nominees for election to the board at
the next annual meeting of shareholders. If the
board establishes an Executive Committee, then so
long as 50,000 shares of the Series B preferred
stock are outstanding and a majority of the holders
thereof so request, Mr. Finzi shall be a member of
the Executive Committee.

        The proposed exchange transaction is expected to result in a non-cash charge to net income (loss) attributable to common shareholders. The charge will be determined as of the date of the closing of the exchange. The charge will equal to the product of (a) the number of common shares into which the Series B preferred stock may be converted (952,381), times (b) the amount by which the market price per share of InterCept common stock on the closing date exceeds the $10.50 Series B conversion price per share. In addition:

o	The aggregate amount of the non-cash charge will be reduced by the $300,000 of Series A preferred dividends accrued through the date of the exchange.

o	The charge will be amortized on a pro-rata basis over the 18 fiscal quarters following the effective date of the exchange, which is the remaining term during which the Series B preferred stock is convertible into common stock.

o	Although we will incur a charge that will be pro-rated over an 18 quarter period, we will no longer incur over that period the charge for preferred dividends currently being accrued on the Series A preferred stock.

This section of the proxy statement contains forward-looking statements within the meaning of the securities laws that are based on current expectations and assumptions. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, some of which are outside of InterCept’s control, that may cause actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties include whether InterCept and Sprout will be able to reach agreement on final documentation for the transaction described above; whether the accounting results will ultimately be as described above; and whether the transaction will actually close on or about June 30, 2004 as anticipated or at all.

JANA PROPOSALS

        JANA has advised us that it intends to present three proposals for consideration by our shareholders at the 2004 annual meeting. These proposals are described below. The address and stock ownership information concerning JANA Partners LLC is provided above under Security Ownership, and additional information regarding JANA and its efforts to elect its nominees to the board is included under Proxy Contest and Information Concerning Proxy Contest.

        Each of JANA’s Proposals seeks to amend a provision of our bylaws. Under the Designations of Preferences, Limitations and Relative Rights of our Series A preferred stock, which are a part of our articles of incorporation, our bylaws may not be amended or repealed without the prior consent of the holders of more than 50% of the outstanding shares of Series A preferred stock. On the record date, Sprout held all of the outstanding Series A preferred stock. See Recent Agreement in Principle to Modify Preferred Stock Held by Sprout above. No bylaw amendment proposed by JANA can become effective unless Sprout gives its prior consent.

        Our board of directors is soliciting proxies AGAINST each of JANA’s Proposals, and recommends that shareholders vote against each of JANA’s Proposals so they may be defeated if they come before the shareholders for consideration at the 2004 annual meeting. The board urges you to read this section of the proxy statement for a description of the JANA Proposals and an explanation of the reasons to vote AGAINST these proposals.

        As described in more detail below, the board of directors believes that Proposal No. 2 seeks to implement a bylaw provision that is invalid under Georgia law. For that reason, our chairman will declare Proposal No. 2 out of order at the 2004 annual meeting, unless a court requires us to hold a vote on Proposal No. 2. Although we believe that that a court is unlikely to enter such an order, we are soliciting proxies against Proposal No. 2 so that if we are required to hold a vote on Proposal No. 2, we will have proxies in hand from our shareholders on the matter.

Proposal No. 2 – JANA’s Proposed Amendment to Section 3.3 of the Bylaws

        JANA has proposed that the shareholders amend Section 3.3 of our bylaws to provide:

(a)	that any member of the board of directors may be removed by the shareholders with or without cause, rather than only “with cause” as is currently the case,

(b)	to permit directors to be removed only by the holders of a majority of the votes entitled to be cast, rather than only by the holders of at least 66-2/3% of the votes entitled to be cast as currently provided in Section 3.3 of the bylaws, and

(c)	that the board of directors cannot amend or repeal or adopt any bylaw provision that is inconsistent with such amendment.

The specific language of JANA’s proposal is provided in Annex E-1 to this proxy statement, and this Proposal No. 2 is qualified in its entirety by reference to the terms of the proposed amendment.

        We believe that Proposal No. 2, which seeks to permit the removal of InterCept directors without cause, is an invalid bylaw under Georgia law. Article Seven of our articles of incorporation provides that:

“Except in the case of death, resignation, disqualification, or removal for cause, each director shall serve for a term ending on the date of the third annual meeting of shareholders following the annual meeting at which the director was elected . . . .” (Emphasis added.)

This provision of our articles of incorporation makes it clear that a director’s term cannot be cut short by removal unless removal is for cause.

        Under Georgia law, a bylaw provision may not be inconsistent with a corporation’s articles of incorporation. To change the rule relating to removal of directors, it would be necessary to amend our articles of incorporation, not just our bylaws. We believe that Proposal No. 2 is, therefore, ineffective and invalid under Georgia law.

        We have advised JANA that their proposed amendment to Section 3.3 of the bylaws is invalid, but they have advised us they nonetheless intend to present Proposal No. 2 at the 2004 annual meeting. If they do so, the chairman of the meeting will advise the shareholders at the meeting that Proposal No. 2 is ineffective and invalid under Georgia law, and is therefore out of order. Accordingly, we do not intend to hold a shareholder vote on Proposal No. 2 at the annual meeting.

        In light of the dispute with JANA regarding the legality of Proposal No. 2 and the fact that we are currently in litigation with JANA, JANA may seek a judicial determination of whether Proposal No. 2 is a proper and valid bylaw amendment under Georgia law. Although we believe that that a court is unlikely to conclude that Proposal No. 2 is a valid bylaw amendment, if a court were to so conclude and to order InterCept to conduct a shareholder vote on Proposal No. 2, the shareholders would be asked to vote on Proposal No. 2 at the annual meeting. We are soliciting proxies against Proposal No. 2 so that if we are required to hold a vote on Proposal No. 2, we will have proxies in hand from our shareholders on the matter.

        In addition to the board's belief that Proposal No. 2 is invalid, the board believes that the adoption of Proposal No. 2 is not in the best interests of InterCept and its shareholders for a number of reasons. Public companies are potentially subject to attempts by various individuals and entities to acquire significant minority positions in the company with the intent either of obtaining actual control of the company by electing their own slate of directors, or of achieving some other goal, such as the repurchase of their shares by the company at a premium. Public companies also are potentially subject to coercive bids for control. Accordingly, InterCept has in the past taken action to discourage those activities.

        One action we took before we became a public company was to separate our board into three classes, staggering the terms of the directors. This feature of InterCept’s corporate governance, which was approved by the shareholders, discourages hostile and sudden efforts to gain control of the board because a staggered board operates to delay any dissident group’s ability to obtain control of the board by requiring them to take two annual meetings of the shareholders to elect a majority of the board. Similarly, under Article Seven of our articles of incorporation and Section 3.3 of our bylaws, the shareholders may remove a director only for cause. Otherwise, shareholders could remove a majority of the directors notwithstanding our staggered board, which would effectively nullify the protections afforded by the staggered board.

        Even if Proposal No. 2 is valid – which we believe it is not under Georgia law – it can be approved by the shareholders in accordance with Georgia law only if approved by the holders of 66-2/3% of the votes entitled to be cast at the annual meeting. Given that the holders of InterCept’s common and preferred shares are entitled to cast shares representing 20,987,966 votes at the annual meeting, the holders of shares representing 13,991,977 votes would be required to approve Proposal No. 2 if it were a valid proposal. Unless otherwise directed, the persons named in the enclosed form of WHITE proxy card intend to vote “AGAINST” Proposal No. 2 if a vote is taken on Proposal No. 2.

FOR THE FOREGOING REASONS, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE AGAINST PROPOSAL No. 2.

Proposal No. 3 – JANA’s Proposed Amendment to Section 3.4 of the Bylaws

        JANA has proposed that Section 3.4 of the bylaws be amended to provide:

(a)	that any vacancy occurring as a result of a removal of a member of the board of directors, with or without cause, be filled exclusively by the shareholders,

(b)	that any other vacancy occurring on the board, including a vacancy resulting from an increase in the number of directors, shall be filled by the shareholders, or if they fail to act, by the board of directors, and

(c)	that the board of directors cannot amend or repeal or adopt any bylaw provision that is inconsistent with this proposed bylaw amendment.

The specific language of JANA’s proposal is provided in Annex E-2 to this proxy statement, and this Proposal No. 3 is qualified in its entirety by reference to the terms of the proposed amendment.

        The Georgia Business Corporation Code provides that, unless the articles of incorporation or a bylaw approved by the shareholders provides otherwise, either the shareholders or the board of directors, by a majority vote of the remaining directors, may fill a vacancy occurring on the board. Section 3.4 of the bylaws currently provides that a vacancy or vacancies occurring on the board of directors, including vacancies resulting from death, resignation, disqualification or removal, or from any increase in the number of directors, may be filled by a majority of the remaining directors, even if the remaining directors constitute less than a quorum. Proposal No. 3, if approved, would amend the bylaws to provide that only the shareholders of InterCept could fill a vacancy on the board that occurs as a result of the removal of a director and that the shareholders have the first right to fill vacancies occurring for any other reason before the board can fill those vacancies.

        We are opposed to Proposal No. 3, and urge shareholders to vote AGAINST the approval of Proposal No. 3. Our bylaws afford the board the opportunity to use its experience and understanding of our business and operations to review and select appropriate replacement directors based on their qualifications to serve. Vacancies on the board are typically unexpected, and may not occur in close proximity to InterCept’s annual meeting. For the shareholders to fill a vacancy, InterCept would be required either to incur the expense and dedication of resources required to hold a special meeting of shareholders, or to leave the vacancy unfilled until the next annual meeting. With the enhanced requirements for independent directors that are now required under the federal Sarbanes-Oxley Act and applicable rules of the Nasdaq Stock Market, this is not a practical approach, and it explains why publicly-traded companies typically permit their remaining board members to fill vacancies.

        Assuming that a quorum is present at the 2004 annual meeting, Proposal No. 3 will be approved if there are more votes cast FOR than votes cast AGAINST this proposal. Unless otherwise directed, the persons named in the enclosed form of WHITE proxy card intend to vote “AGAINST” Proposal No. 3.

FOR THE FOREGOING REASONS, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE AGAINST PROPOSAL NO. 3.

Proposal No. 4 – JANA’s Proposed Amendment to Section 2.3 of the Bylaws

        JANA is proposing that Section 2.3 of the bylaws be amended to provide:

(a) that special meetings of the shareholders of InterCept may be called at any time upon the written request of the holders of 10% or more of the votes entitled to be cast on each issue proposed to be considered at the special meeting, and

(b) that the board of directors cannot amend or repeal or adopt any bylaw provision that is inconsistent with this proposed bylaw amendment.

The specific language of JANA’s proposal is provided in Annex E-3 to this proxy statement, and this Proposal No. 4 is qualified in its entirety by reference to the terms of the proposed amendment.

        The bylaws currently provide that the holders of at least a majority of all of the votes entitled to be cast on any issue to be considered at a proposed special meeting may call a special meeting of the shareholders. The bylaws attempt to strike a balance between the shareholders’ interest in having an adequate forum to represent the shareholders’ interests with the interests of InterCept and the majority of our shareholders in preventing the use of special meetings to further the interests of only small portion of our shareholders. Our bylaws make possible the calling of a special meeting by our shareholders, but they do not allow a special meeting to be called until a level of significance in terms of shareholder interest is reached. The current bylaws prevent shareholders holding only a minority interest in InterCept from calling meetings that can impact – sometimes detrimentally – the operations and affairs of InterCept and the interests of all of our shareholders.

        If approved by the shareholders, JANA’s proposed amendment to the bylaws would allow only a small percentage of our shareholders to call a special meeting. This would subject InterCept and its shareholders to the significant cost and dedication of management attention to conducting a special shareholder meeting when only that small percentage of shareholders desires a meeting. In addition, because JANA’s proposal does not limit the number of special meetings that may be called in any year, the associated costs of conducting multiple meetings could be substantial. The board of directors believes that the annual meeting is generally the appropriate forum for shareholders to provide input to management, and that a special shareholders meeting should be limited to special circumstances where either the board or a majority in interest of the shareholders believes that a meeting is needed.

         Assuming a quorum is present, Proposal No. 4 will be approved if more votes are cast FOR the action than AGAINST the action. Unless otherwise directed, the persons named in the enclosed form of WHITE proxy card intend to vote "AGAINST" Proposal No. 4.

FOR THE FOREGOING REASONS, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE AGAINST PROPOSAL No. 4.

INFORMATION RELATED TO PROXY CONTEST

Dispute Regarding Number of Directors Up for Election at the 2004 Annual Meeting; Pending Litigation

        On April 12, 2004, JANA Partners LLC publicly announced its intention to nominate and solicit proxies for an opposition slate of four directors for election to our board of directors at our 2004 annual meeting of shareholders, although only the term of our two Class III directors expires at the 2004 annual meeting. JANA contended that in addition to the two Class III board seats, the Class I and Class II board seats held by Mark Hawn and Dr. James A. Verbrugge were also up for election at the 2004 annual meeting.

        To resolve the dispute with JANA with respect to the number of directors to be elected at the 2004 annual meeting in an expedited and definitive manner, we initiated litigation in the Superior Court of Gwinnett County, Georgia on April 14, 2004 seeking a declaration that, under Georgia law and our governing documents, only the two Class III director seats are up for election at the 2004 annual meeting. On April 16, 2004, JANA removed the state court litigation to the United States District Court for the Northern District of Georgia, Atlanta Division.

        On April 20, 2004, we filed an application for a temporary restraining order and preliminary injunction against JANA in federal court, asking the court to enjoin JANA from taking any action to nominate four – rather than two – directors for election our 2004 annual shareholders meeting.

        On April 26, 2004, JANA filed its answer and counterclaims in the federal court litigation, naming InterCept and each of our directors as counterclaim defendants. JANA’s counterclaims sought, among other things, a determination that four directors seats are up for election at the 2004 annual meeting and an order compelling InterCept to provide JANA with access to certain additional company records beyond those records already provided.

        The Court held a hearing on April 28, 2004 to consider our application for a temporary restraining order and preliminary injunction enjoining JANA from nominating four director nominees at the 2004 annual meeting. In an order issued on April 29, 2004, the Court stated its view that only InterCept’s two Class III directors positions are up for election at InterCept’s 2004 annual meeting, while concluding that injunctive relief was not available in the circumstances. The Court also ruled that, if JANA submitted shareholder proposals to be considered at the InterCept annual meeting no later than five days of the entry of the order, those proposals will be considered timely even though they are made after the deadline for shareholder proposals required by InterCept’s bylaws.

        On April 29, 2004, JANA announced that, consistent with the Court’s opinion, JANA planned to nominate only two individuals for election at the 2004 annual meeting. On May 3, 2004, JANA Master Fund, Ltd. delivered the three JANA Proposals to InterCept, indicating that it intended to present each of these proposals at the annual meeting. See JANA Proposals above.

        On May 26, 2004, JANA filed a motion to amend its counterclaims in order to dismiss our directors as counterclaim defendants and, in lieu of the relief originally sought by JANA in its counterclaims, seek a declaratory judgment that JANA’s proposed amendment to Section 3.3 of our bylaws (Proposal No. 2) is valid under Georgia law and an order directing InterCept to produce corporate records requested by JANA to the extent that these records have not been provided to JANA. We intend to vigorously defend against JANA’s amended counterclaims. No hearing has been set with respect to JANA’s amended counterclaims.

Background Regarding JANA and its Nominees

        According to a Schedule 13D report of beneficial ownership filed with the Securities and Exchange Commission by JANA Partners LLC (“JANA Partners”) on April 12, 2004, JANA Partners is a Delaware limited liability company and a private money management firm that holds shares of common stock of InterCept in various accounts under its management and control. The principals of JANA Partners are Barry Rosenstein and Gary Claar. The principal business address of JANA Partners, Mr. Rosenstein and Mr. Claar is 201 Post Street, Suite 1000, San Francisco, CA 94108. According to JANA Partners LLC, it is the investment manager of JANA Master Fund, Ltd, which is a corporation organized under the laws of the Cayman Islands. According to the Schedule 13D, JANA first began to purchase shares of InterCept common stock on March 10, 2004, and during the following 30 days JANA acquired 1,619,937 shares of InterCept common stock at prices ranging from $10.75 per share to $12.82 per share. According to its latest amended Schedule 13D filed on May 21, 2004, JANA now owns 1,889,737 shares.

        According to a press release issued by JANA on April 29, 2004, JANA intends to nominate Marc Weisman and Kevin J. Lynch for election to the board of directors of InterCept at the 2004 annual meeting. Except for the brief biographical information in JANA’s press releases, we have not received any information regarding any experience and/or qualifications of JANA’s nominees to manage our financial institutions products and service business. JANA has indicated that its nominees will seek to initiate a sale of InterCept. As described below, our board recently considered strategic transactions, including the possible sale of the company.

Background Regarding Recent Consideration of Strategic Transactions

        On October 29, 2003, John W. Collins, our CEO and Chairman, notified our board of directors that he was considering submitting an offer to take the company private and had engaged in preliminary discussions with financing sources for such a transaction. In response to Mr. Collins’ announcement, the board established a committee of independent directors consisting of Jon R. Burke, Boone A. Knox and John D. Schneider, Jr. (the “Special Committee”) to review and evaluate the strategic alternatives available to InterCept, including considering any proposal received from Mr. Collins, and to make a recommendation to the board with respect thereto. The Special Committee retained its own legal counsel and financial advisors. After the announcement of the formation of the Special Committee, several other companies, including some of our competitors, initiated contact with the committee and expressed interest in acquiring InterCept.

        On December 12, 2003, we announced that Mr. Collins had decided not to pursue a possible going private transaction. Mr. Collins advised the board that, after consultation with possible financing sources, he had concluded that he could not formulate an offer that he believed would be in the best interests of the shareholders. With the concurrence of the board, the Special Committee and its advisors continued to evaluate the indications of interest received from third parties.

        In late December 2003, the Special Committee provided confidential information regarding InterCept prepared by the Special Committee’s financial advisors to third parties who had indicated an interest in acquiring InterCept and had signed a confidentiality agreement. During January 2004, the Special Committee received and evaluated ten indications of interest.

        At the board meeting held on February 13, 2004, the board received a presentation from the Special Committee and its advisors regarding the indications of interest received. Mr. Knox advised the board that it was the recommendation of the Special Committee, by a vote of two to one, that the sale process should continue. Our full board of directors, by a vote of three to two, determined that it was not in the best interests of our shareholders and the company to continue to pursue the sale process at that time. In reaching this determination, the majority of the board concluded that a sale at that time would not maximize shareholder value because of a number of factors that, in their opinion, would negatively affect the sale price that the company could then achieve. These factors included:

        (a)   our earnings were below expectations for the third and fourth quarters of 2003,

        (b)   we had a class action lawsuit pending against us and

        (c)   we were in the process of selling our troubled merchant services division.

In addition, the majority of the board, after reviewing with management the positive developments in our core business and its product and service offerings, determined that a renewed focus on our core business offered significant potential for growth over the longer term. The majority of our board also considered that, if the sale process were to continue, we would be required to dedicate significant resources to the process and to provide confidential business information in greater detail to our competitors, which could negatively impact our business if we failed to sell the company. Taking all of these factors into account, the majority of our board concluded that shareholder value would be maximized by:

o	settling the class action lawsuit,
o	completing the disposition of the merchant services division and
o	focusing our efforts on expanding our core financial services business.

        Two of our directors, Mr. Burke and Mr. Knox, disagreed with the majority of the board and stated that we should proceed with the sale process. They stated further that they believed that the company could be sold within an acceptable value range at that time and that they had concerns with management’s ability to achieve greater value by focusing on growing the core business.

        After reaching the decision not to proceed with the sale process, the board dissolved the Special Committee. As a result of the decision to discontinue the Special Committee’s review of indications of interest, Mr. Knox and Mr. Burke resigned from our board. In resigning, they each delivered a letter to the board stating as follows:

“The Special Committee, after carefully considering the advice of financial advisors determined that the Company should permit selected interested and capable strategic buyers to conduct due diligence and negotiations to evaluate a possible sale of the Company. The Board of Directors has determined to discontinue this process. As a result of this decision, I hereby resign as a director … of the Company and its subsidiaries effective February 13, 2004 and request that this letter and the foregoing reasons for my resignation be disclosed publicly.”

        On February 18, 2004, we entered into an agreement to settle the class action lawsuit that is pending against us in the United States District Court for the Northern District of Georgia. On March 22, 2004, we completed the sale of our merchant services division.

        After the resignations of Mr. Knox and Mr. Burke in February 2004, the remaining directors elected Dr. James A Verbrugge and Mr. Mark Hawn to fill the respective vacancies on the board.

Recent Settlement Offer Rejected by JANA

         On May 20, 2004, our board of directors sent a letter to JANA that offered to resolve the pending proxy contest and federal court litigation on generally the following terms:

o	Intercept and JANA would end the proxy fight and litigation and jointly support a slate of directors;

o	Effective at the 2004 annual meeting of shareholders, we would increase the size of the board of directors from six to nine members by adding one board position to each of Classes I, II and III;

o	At the 2004 annual meeting, our board would nominate (a) existing directors John W. Collins and Arthur G. Weiss to fill the two existing Class III director seats, (b) JANA's nominee Kevin J. Lynch to fill the newly created Class I director seat and (c) JANA's nominee Marc Weisman to fill the newly created Class II director seat. In addition, we offered to request that Sprout Capital IX, L.P., the principal holder of our preferred stock, nominate a representative to fill the newly created Class III director seat. (Given this element of the offer, we informed Sprout about it before we made the offer to JANA.)

o	JANA would agree not to pursue its proposals to amend our bylaws.

The board's letter concluded:

"This proposal allows JANA the opportunity to have more than proportionate representation on the InterCept board, and would permit InterCept and JANA to avoid the cost and disruption associated with the proxy contest and the pending federal court litigation. JANA's two board representatives have the opportunity to join a very independent, shareholder oriented board. This proposal contemplates:

o	A nine member board with only one management representative and eight outside directors.

o	A board with three new directors representing two of our major shareholders, JANA and Sprout, and three other new independent directors who joined the board this spring, none of whom had any prior relationship with InterCept management.

o	A board having an appropriate mix of business and industry experience, public company board experience, ownership of our capital stock and independence.

"We are confident that this board would be able to represent the interests of all shareholders and to direct the affairs of the Company in a manner that maximizes shareholder value."

        JANA rejected our offer by communication through its counsel and through its letter and press release dated May 26, 2004.

Participants in the Solicitation

        Under applicable SEC regulations, members of the board and certain executive officers of InterCept may be deemed to be “participants” with respect to InterCept’s solicitation of proxies in connection with the 2004 annual meeting. Information concerning participants is provided below.

        The following table sets forth the name, principal occupation and principal business address of each of the director nominees and other directors:

Director Nominees

Name	Principal Occupation	Business Address

John W. Collins	Chairman of the Board and	3150 Holcomb Bridge Road
	Chief Executive Officer	Norcross, Georgia 30071
InterCept, Inc.

Arthur G. Weiss	Private Investor	3060 Peachtree Street
Suite 1855
Atlanta, Georgia 30305

Other Directors

Name	Principal Occupation	Business Address

James A. Verbrugge	University Professor and	Department of Finance
	Administrator	Brooks Hall
	University of Georgia	University of Georgia
Athens, Georgia 30602

John D. Schneider, Jr.	Chief Executive Officer	P.O. Box 3095
	and President	Springfield, Illinois 62708
Independent Bankers Bank

Glenn W. Sturm	Partner	999 Peachtree Street
	Nelson Mullins Riley &	Suite 1400
	Scarborough LLP	Atlanta, Georgia 30309

Mark Hawn	Chief Executive Officer	270 Peachtree Street
	DocuForce, Inc.	Suite 1050
Atlanta, Georgia 30327

Other Executive Officers

        The principal occupations of certain other executive officers of InterCept, who may be deemed to be participants, are as shown below. Each person’s business address is InterCept, Inc., 3150 Holcomb Bridge Road, Norcross, Georgia 30071.

Name	Position with Company

G. Lynn Boggs	President and Chief Operating Officer
Jonathan R. Coe	Vice President and General Counsel
Carole M. Collins	Treasurer, Vice President of Corporate Governance/Risk

Stock Ownership and Employment Agreements

        The numbers of shares beneficially owned by each participant and by each executive officer who may be deemed to be a participant (other than Mr. Coe and Ms. Collins) are as described in the section above entitled Security Ownership. Except as otherwise disclosed in this proxy statement, each of those participants owns of record and beneficially the shares listed in that table opposite the participant’s name. As of April 15, 2004, using the same assumptions and definitions used in Security Ownership, Mr. Coe and Ms. Collins own the shares of common stock listed in the following table:

	Shares	Vested	Shares
Name	Owned	Options	Beneficially Owned	%

Jonathan R. Coe	467	17,333	17,800	*
Carole M. Collins	0	25,833	25,833	*

        As described elsewhere in this proxy statement in the section entitled Employment Agreements, John W. Collins and G. Lynn Boggs are parties to employment agreements with InterCept.

Information Regarding Transactions in InterCept’s Securities by Participants

        The following table sets forth purchases and sales of InterCept’s equity securities by the participants listed below since April 29, 2002. Unless otherwise indicated, all transactions were effected in the public market.

		Number of Shares of
		Common Stock and
		Options to Purchase
		Common Stock
Name	Date	Acquired (Disposed of)	Notes
Directors

John W. Collins	11/7/2002	193,707	(1)
	11/7/2002	6,293	(1)
	1/31/2003	10,000	(1)
	3/18/2003	35,000	(1)
	1/29/2004	5,000	(2)
	2/2/2004	10,000	(1)
	4/29/2004	(300,000)	(3)

		Number of Shares of
		Common Stock and
		Options to Purchase
		Common Stock
Name	Date	Acquired (Disposed of)	Notes

Mark Hawn	2/20/2004	35,000	(1)

John D. Schneider, Jr	1/10/2003	10,000	(1)
	3/14/2003	4,500
	1/12/2004	10,000	(1)

Glenn W. Sturm	1/31/2003	10,000	(1)
	3/18/2003	35,000	(1)
	1/29/2004	5,000	(2)
	2/2/2004	10,000	(1)
	4/22/04	132,500	(3)
	4/29/04	7,500	(3)

James A. Verbrugge	2/20/2004	35,000	(1)

Arthur G. Weiss	3/8/2004	35,000	(1)

Certain Executive Officers

G. Lynn Boggs	11/7/2002	131,121	(1)
	11/7/2002	18,879	(1)

Jonathan R. Coe	9/30/2002	240	(5)
	11/7/2002	3,500	(1)
	12/31/2002	224	(5)
	8/12/2003	5,000	(2)
	8/12/2003	(5,000)

Carole M. Collins	9/28/2001	65	(5)
	12/31/2001	65	(5)
	3/28/2002	88	(5)
	6/28/02	120	(5)
	9/30/02	1	(5)
	11/7/2002	3,500	(1)
	3/31/2003	1	(5)
	12/23/03	(340)	(6)

(1)     Stock option grant.
(2)     Shares of common stock purchased pursuant to exercise of option.
(3)    Disposition of common stock pursuant to settlement of variable prepaid forward agreement.
(4)    Sale of common stock.
(5)     Shares of stock purchased through InterCept’s Employee Stock Purchase Plan.
(6)    Disposition of common stock by gift.

Miscellaneous Information Concerning Participants

        Except as described below or elsewhere in this proxy statement, to our knowledge:

o	None of the participants nor any of their respective affiliates or associates (together, the “Participant Affiliates”) (a) directly or indirectly beneficially owns any shares of InterCept’s Common Stock or any securities of any subsidiary of InterCept or (b) has had any relationship with InterCept in any capacity other than as a shareholder, employee, officer or director.

o	No participant or Participant Affiliate is either a party to any transaction or series of transactions since December 31, 2002, or has knowledge of any currently proposed transaction or series of transactions, (a) in which InterCept or any of its subsidiaries was or is to be a party, (b) in which the amount involved exceeds $60,000, and (c) in which any participant or Participant Affiliate had or will have, a direct or indirect material interest.

o	No participant or Participant Affiliate has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the 2004 annual meeting.

o	No participant or Participant Affiliate has entered into any agreement or understanding with any person respecting any future employment by InterCept or its affiliates or any future transactions to which InterCept or any of its affiliates will or may be a party.

o	There are no contracts, arrangements or understandings by any participant or Participant Affiliate within the past year with any person with respect to InterCept’s securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

        Denise C. Saylor, a Senior Vice President, is the daughter of John W. Collins, our Chief Executive Officer and Chairman of our Board of Directors. Ms. Saylor’s business address is InterCept, Inc., 3150 Holcomb Bridge Road, Norcross, Georgia 30071. Ms. Saylor beneficially owns 212,679 shares of our common stock (131,846 shares outright and options to purchase 80,833 shares of common stock that are vested or exercisable within 60 days of April 15, 2004).

INDEPENDENT AUDITORS

        Deloitte & Touche LLP has served as our independent auditors since July 2002. Previously, Arthur Andersen LLP had served as our independent public accountants from 1997 until July 18, 2002, when we dismissed Andersen as our independent public accountants. Our board of directors approved the decision to dismiss Andersen, upon recommendation of the Audit Committee.

        Because Andersen was dismissed during the year 2002, Andersen did not issue a report on our financial statements for 2002 or 2003. During 2002 through the date of our dismissal of Andersen, there were:

        (a)   no disagreements with Andersen on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen’s satisfaction, would have caused them to make reference to the subject matter in connection with their reports on our consolidated financial statements for those years; and

        (b)   no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

        We provided Andersen with a copy of the foregoing disclosure and requested that they furnish a letter addressed to the Securities and Exchange Commission stating whether they agree with the above statements. A representative from Andersen advised us that Andersen is no longer in a position to provide letters relating to its termination as a former audit client’s independent public accountant and that Andersen’s inability to provide such letters has been discussed with the SEC staff.

        As of July 18, 2002, we engaged Deloitte & Touche to serve as our new independent auditors for the 2002 fiscal year. During each of fiscal year 2000 and fiscal year 2001 and through the date of our engagement of Deloitte & Touche, we did not engage Deloitte & Touche with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

        One or more representatives of Deloitte & Touche are expected to be present at the annual meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Fees Paid to Independent Auditors/Public Accountants

        As noted above, Deloitte & Touche has served as our independent auditors since July 18, 2002. Previously, Andersen had served as our independent public accountants from 1997 until that date.

         Audit Fees.

                Audit Fees for 2003. Deloitte & Touche billed aggregate fees of $430,912 for professional services rendered for the audit of our 2003 annual financial statements, and for the reviews of the financial statements included in our Quarterly Reports on Form 10-Q for that fiscal year.

                Audit Fees for 2002. Andersen billed us $7,500 during the first quarter of 2002 for professional services related to the then-planned audit of our annual financial statements for the 2002 year, and for the reviews of the financial statements included in our Quarterly Report on Form 10-Q for the first quarter of 2002. Deloitte & Touche billed aggregate fees of $245,300 for professional services rendered for the audit of our 2002 annual financial statements, and for the reviews of the financial statements included in our Quarterly Reports on Form 10-Q for the second and third quarters of 2002.

         Audit-Related Fees.

                Audit-Related Fees for 2003. Deloitte & Touche billed aggregate fees of $23,000 for professional services rendered that were reasonably related to the performance of the audit of our 2003 financial statements, but which are not reported above. These fees relate primarily to the audits of employee benefit plans.

                Audit-Related Fees for 2002. Andersen billed aggregate fees of $140,970 for professional services rendered that were reasonably related to the performance of the audit of our 2002 financial statements, but which are not reported above. These other fees relate primarily to due diligence and audit activities associated with businesses we acquired in 2001 and 2002. Deloitte & Touche billed aggregate fees of $169,175 for professional services reasonably related to the performance of the audit of our 2002 financial statements, but which are not reported in the previous paragraph. These fees relate primarily to the audits of employee benefit plans and additional due diligence and audit activities associated with businesses we acquired in 2002.

         Tax Fees.

                Tax Fees for 2003. Deloitte & Touche billed aggregate fees of $185,685 for professional services rendered related to tax compliance, tax advice, and tax planning for 2003. These fees included $77,905 in tax compliance fees for services including review of federal returns, sales and use tax outsourcing, preparation of taxability matrix for sales taxes, and preparation of returns for the employee benefit plans, and $107,780 related to tax consulting for federal and state tax advice on the structuring of the disposition of our merchant services division.

               Tax Fees for 2002. Andersen billed aggregate fees of $43,645 for professional services rendered related to tax compliance, tax advice, and tax planning for 2002. Deloitte & Touche billed aggregate fees of $20,975 for professional services rendered related to tax compliance, tax advice, and tax planning for 2002.

         All Other Fees.

                All Other Fees for 2003. For 2003, Deloitte & Touche billed us no fees other than for the services described above.

                All Other Fees for 2002. The aggregate fees billed by Deloitte & Touche for services rendered to us during 2002, other than for the services described above, were $58,164. These other fees relate primarily to audit activities related to valuation analysis of acquired businesses. For 2002, Andersen billed us no fees other than for the services described above.

        Our Audit Committee has decided not to adopt a pre-approval policy for services performed by our independent auditors. Instead, as permitted by applicable law, our Audit Committee approves the engagement of our independent auditors to render audit or non-audit services before each such engagement. Our Audit Committee may, however, adopt a pre-approval policy in the future if it deems a pre-approval policy to be appropriate for us. Our Audit Committee did not rely upon the exception to the pre-approval requirements provided in SEC Rule 2-01(c)(7)(i) for non-audit services constituting no more than 5% of the amount we paid to Deloitte & Touche in 2003.

SUBMISSION OF SHAREHOLDER PROPOSALS
AND DIRECTOR NOMINATIONS

        We must receive at our principal executive offices by December 31, 2004 any proposal that a shareholder may desire to have included in our proxy materials for presentation at our 2004 annual meeting of shareholders. Our bylaws provide procedures that a shareholder must follow to nominate persons for election as directors or to introduce an item of business at an annual meeting of shareholders. The nomination or proposed item of business must be received no sooner than March 26, 2005 and no later than April 25, 2005. These procedures require shareholder proposals to be submitted in writing to our corporate Secretary at 3150 Holcomb Bridge Road, Suite 200, Norcross, Georgia 30071.

COPIES OF EXHIBITS

        Included with our proxy materials is a copy of our 2003 annual report on Form 10-K, without exhibits, as filed with the SEC. We will furnish to each person whose proxy is solicited, on the written request of that person, a copy of the exhibits to that annual report for a charge of ten cents per page. Please direct your request to Carole Collins, our Assistant Secretary, 3150 Holcomb Bridge Road, Suite 200, Norcross, Georgia 30071.

OTHER BUSINESS

        The board of directors does not know of any other matters to be presented for action by the shareholders at the annual meeting. If, however, any other matters not now known are properly brought before the annual meeting, the persons named in the proxy card will vote such proxy on such matters in their discretion.

By Order of the Board of Directors

_______________________________
John W. Collins
Chairman of the Board

ANNEX A

InterCept, Inc.
Audit Committee Charter

This Charter identifies the composition, purpose, authority, meeting requirements and responsibilities of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of InterCept, Inc. (the “Company”) as approved by the Board.

I.  Composition

The Committee shall be composed of at least three directors, each of whom must: (i) be “independent” as defined by the applicable rules of the Nasdaq Stock Market (“Nasdaq”); (ii) meet the criteria for independence set forth in SEC Rule 10A-3(b)(1); (iii) not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years; and (iv) be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement. At least one member of the Committee shall have employment experience in finance or accounting, requisite professional certification in accounting or other comparable experience or background which results in financial sophistication, including being or having been a chief executive officer, chief financial officer or other financial officer with financial oversight responsibilities.

II.  Purpose

The purpose of the Committee is to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company.

III.  Authority, Duties and Responsibilities

The Committee will have the following rights, authority, duties and responsibilities:

      A. Financial Reporting and Independent Audit Process

The oversight responsibility of the Committee in the area of financial reporting is to provide reasonable assurance that the Company’s financial disclosures and accounting practices accurately portray the financial condition, results of operations, cash flows, plans and long-term commitments of the Company on a consolidated basis. To accomplish this, the Committee shall:

1.	Provide oversight of the independent audit process and the Company’s independent auditors, including direct responsibility, as a committee of the Board, for:

a. Appointing, compensating, retaining and overseeing the work of the independent auditors. The Committee will have the sole authority to appoint, determine funding for, evaluate, and, as necessary, replace the independent auditors, which shall report directly to the Committee

b. Resolving any disagreements between management and the independent auditors regarding financial reporting.

c. Appointing, compensating, retaining and overseeing the work of any registered public accounting firm engaged for the purpose of performing other audit, review or attest services for the Company, and approving all engagements and the fees and terms with respect thereto for all non-audit services to be provided by the independent auditors (except that the

Committee may delegate to one or more Committee members authority to pre-approve such services between regular meetings), and establishing policies and procedures for the engagement of the independent auditors to provide permissible non-audit services.

d. Obtaining and reviewing at least annually a formal written statement from the independent auditors describing all relationships between the independent auditors and the Company, and any other relationships that may adversely affect the independence of the auditors, and assessing the independence of the auditors, including whether the auditors’ performance of permissible non-audit services is compatible with the auditors’ independence.

e. Actively engaging in a dialogue with the independent auditors with respect to any relationships or services disclosed by the independent auditors that may affect the independent auditors’ objectivity and independence, and recommending to the Board that it take any action that the Committee believes is appropriate to oversee the independence of the independent auditors.

2.	Review and discuss with management and the independent auditors the quarterly and annual financial statements (including disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations) and recommend the reports for filing with the SEC. Such review shall include, at a minimum, the review of the information required by SEC rules to be provided to the Committee by the independent auditor.

      B. Internal Control

The responsibility of the Committee in the area of internal control, in addition to the actions described in Section III.A above, is to:

1.	Review and discuss with management and the independent auditors the adequacy and effectiveness of (i) the Company’s internal controls, including any significant deficiencies in internal controls and significant changes in such controls reported to the Committee by the independent auditors or management; and (ii) the Company’s disclosure controls and procedures and management reports thereon, including reports made by the Company’s Chief Executive Officer and Chief Financial Officer relating to any deficiencies or weaknesses in the design or operation of internal control over financial reporting and any fraud involving management or other employees who have a significant role in the Company’s internal control over financial reporting.

2.	Provide oversight of the Company’s legal and regulatory compliance and ethics programs, including:

a. Creation and maintenance of procedures for:

i.	Receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and

ii.	Confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

b. Review of results of auditing or other monitoring programs designed to prevent or detect violations of laws or regulations.

c. Review of corporate policies relating to compliance with laws and regulations, ethics, conflict of interest and the investigation of misconduct or fraud.

d. Review of reported cases of employee fraud, conflict of interest, unethical or illegal conduct.

      C. Miscellaneous

1.	Report Committee activities and findings to the Board on a regular basis.

2.	Report Committee activities in the Company’s annual proxy statement to shareholders as required by SEC rules.

3.	Conduct an appropriate review of and pre-approve all related party transactions in accordance with Nasdaq listing standards.

4.	Evaluate the effectiveness of this charter at least annually and recommend appropriate changes.

IV.  Meetings

The Committee shall meet a minimum of four times each year, or more often if warranted, to receive reports and to discuss the quarterly and annual financial statements, including disclosures and other related information. The Committee shall meet separately, at each meeting, with Company management and the independent auditors to discuss matters that the Committee or any of such persons believe should be discussed privately.

V.  Outside Advisors

The Committee shall have the authority to retain, and determine the fees and other retention terms for, such legal, accounting and other advisors to the Committee as it determines necessary to carry out its functions, without deliberation or approval by the Board or management.

VI.  Company Funding

The Company shall provide for appropriate funding, as determined by the Committee in its capacity as a committee of the Board, for payment of (i) compensation to the independent auditors for the provision of audit services and any approved non-audit services and to any registered public accounting firm engaged to perform other audit, review or attest services for the Company, (ii) compensation to any advisors engaged by the Committee under Section V above, and (iii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

VII.  Administration and Operations

The Committee shall conduct its meetings in accordance with the Company’s Bylaws. Except as provided in the Bylaws, the Committee may fix its own rules of procedure. The Secretary of the Company shall serve as the Secretary of the Committee. The Secretary of the Company shall prepare the minutes of each meeting of the Committee and, following approval by the Committee, shall send them to all members of the Board.

ANNEX B

InterCept, Inc.
Nominating and Governance Committee Charter

I.  Purpose

The Nominating and Governance Committee of the Board of Directors (the “Committee”) of InterCept, Inc. (the Company”) is charged with the responsibility of the oversight of the composition of the Board and its committees, identification and recommendation of individuals to become Board members, and maintenance of a statement of corporate governance guidelines.

II.  Responsibilities

The Committee shall:

A.	Develop and revise, as appropriate, Board membership criteria. Primary consideration is to be given to the then current needs of the Board.
B.	Recommend the number of directors to comprise the Board at any given time.
C.	Evaluate and recommend nominees for election to the Board by the shareholders at annual meetings of shareholders to the Board. Evaluate and recommend persons to fill vacancies that may occur between annual meetings of shareholders. The Committee will review its recommendation with the Chief Executive Officer. The Committee shall have:
i.	the sole authority to retain and terminate any search firm to be used to identify director candidates, and
ii.	the sole authority to approve the search firm’s fees and other retention terms.
D.	Determine the independence of directors pursuant to federal and state legislation and the rules and guidelines of the SEC and the NASDAQ National Market. Review with the Board for its consideration the relations and transactions considered by the Committee, and the reasons for its decisions, to inform the Board in connection with the Board’s determination of director independence.
E.	Following approval by at least 2/3 of the members of the Board of Directors, the Committee shall direct the Committee Chairman, or the Chairman’s designee, along with the Chief Executive Officer, to extend invitations for Board membership to prospective directors.
F.	Recommend membership of the standing committees to the Board at least annually and from time to time review the stated responsibilities of the Board’s committees, including membership of the Committee.
G.	Review the Company’s corporate governance guidelines as needed and recommend any changes to the Board.
H.	Review total compensation for non-employee directors at least annually and recommend any changes to the Board.
I.	Report regularly to the Board.

III.  Composition

The Committee shall be composed of at least three directors who are “independent” under the applicable rules of the NASDAQ Stock Market. The Board shall appoint the members of the Committee on an annual basis, and members may serve one or more consecutive terms on the Committee.

B-1

IV.  Evaluations

The Committee will set evaluation criteria for its performance and conduct, at least annually, a performance evaluation of its activities. The Committee is responsible for an annual performance evaluation of the Board and for assuring that, at least annually, each committee of the Board performs a performance evaluation and reports that evaluation to the Committee.

V.  Meetings

The Committee shall meet at such times as deemed appropriate by the Chairman of the Committee or any two of the members of the Committee. A quorum for the transaction of any business by the Committee shall be a majority of the members of the Committee. The act of a majority of the directors serving at any meeting of the Committee at which a quorum is present shall be the act of the Committee. The Committee shall meet in executive session, as it deems appropriate.

VI.  Proxy Statement Disclosures

The Committee may adopt (a) a policy regarding the Committee’s consideration of candidates proposed by shareholders; (b) a description of the minimum criteria, as well as special skills and qualities, that the Committee believes are necessary for one or more of the Company’s Directors to possess (including the criteria specified above); and (c) a description of the Committee’s process for identifying and evaluating Director nominees (including candidates recommended by shareholders). In this process, the Committee shall keep in mind that the Company’s proxy statements shall disclose the foregoing as and to the extent required under applicable rules adopted by the SEC.

B-2

ANNEX C

InterCept, Inc.
Corporate Governance Guidelines

The Board of Directors (the “Board”) of InterCept, Inc. (the “Company”) has adopted these guidelines. The guidelines, along with the Company’s Articles of Incorporation, Bylaws, and Board Committee Charters, form the framework for governance of the Company.

I.  Role of the Board of Directors

The Board of Directors, members of which are elected annually by the Company’s shareholders, oversees and provides policy guidance on the business and affairs of the Company. It monitors overall corporate performance, the integrity of the Company’s controls and the effectiveness of its legal compliance programs. The Board selects the Chief Executive Officer of the Company, elects officers, designates which officers are executive officers for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, and oversees management. The Board oversees the Company’s strategic and business planning process. The Board also reviews and assesses risks facing the Company and management’s approach to addressing such risks.

Absent extraordinary circumstances, directors are expected to attend at least 75% of the meetings of the Board and of committees on which they serve. Directors are expected to review meeting materials in advance of each meeting.

II.  Director Independence

A majority of the Board shall consist of independent Directors as defined by the applicable NASDAQ standards and SEC rules.

III.  Board Membership Criteria

Members of the Board of Directors should have the highest professional and personal ethics and values, consistent with longstanding Company values and standards. They should have broad experience at the policy-making level in business, government, education, technology, government or other areas of endeavor specified by the Board. They should be committed to enhancing shareholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Each Director must represent the interests of all shareholders. Directors are encouraged to attend the Company’s annual meetings of shareholders.

IV.  Selection of New Directors

Because the company has a classified Board, the Company’s shareholders elect one-third of the Company’s directors annually at the annual meeting. The Board proposes a slate of nominees for consideration each year. The Board, in accordance with the Company’s Bylaws, may elect Directors to fill vacancies. The Company’s Chairman shall extend formal offers to join the Board or to be included in the slate of nominees.

Shareholders may recommend director nominees for consideration by the Nominating and Governance Committee by writing to the Corporate Secretary specifying the nominee’s name and the qualifications for Board membership. Following verification of the shareholder status of the person submitting the recommendation, all properly submitted recommendations shall be brought to the attention of the Nominating and Governance Committee at a regularly scheduled Committee meeting. A shareholder who follows the procedures set forth in the Company’s Bylaws and Proxy may nominate directors for election at the Company’s annual meeting of shareholders.

V.  Board Size

The Articles of Incorporation provide that the number of directors shall be not less than four or more than 12 as set by the Board in accordance with the Bylaws. The Nominating and Governance Committee shall assess the Board’s size at least annually and make recommendations, if necessary, to the Board. If any nominee is unable to serve as a Director, which is not anticipated, the Board by resolution may reduce the number of directors or choose a substitute to fill the vacancy so created.

VI.  Term of Office

Directors serve for a three-year term and until their successors are elected. They stand for election based on the Company’s performance record, which is set forth in the Company’s annual report and proxy statement. There are no limits on the number of three-year terms that may be served by a Director.

VII.  Number and Composition of Board Committees

The Board currently has three committees: Audit, Compensation and Stock Option, and Nominating and Governance. All members of the Audit, Compensation and Stock Option, and Nominating and Governance Committees shall be independent as defined by applicable NASDAQ standards, SEC rules and as determined by the Board based on a review of the facts and circumstances of each Director or nominee.

Each committee is chaired by an independent director who determines the agenda, frequency and length of committee meetings and who has unlimited access to management, Company information and independent advisors, as necessary and appropriate. The policy of the Board is to rotate committee assignments and committee chair positions to the extent feasible, with the exception of the Audit committee, which has special independence and expertise requirements.

Committee charters shall be posted on the Company’s website.

VIII.  Executive Sessions

Independent directors must have regularly scheduled meetings at which only independent directors are present. The sessions are scheduled and chaired by the chairperson of the Nominating and Governance Committee. Any independent director can request that an additional executive session be scheduled.

IX.  Code of Business Conduct and Ethics

The Board expects all Directors, as well as officers and employees, to display the highest standard of ethics, consistent with longstanding Company values and standards. The Company has and will continue to maintain a code of business conduct and ethics (the “Code of Ethics”). The Board also expects Directors, officers and employees to acknowledge their adherence to the Code of Ethics. The Audit Committee periodically reviews compliance with the Code of Ethics. Directors are expected to report any possible conflict of interest between the Director and the Company as specified in the Code of Ethics, and the Board shall take appropriate action.

X.  Board Compensation

It is the policy of the Company to compensate fairly members of the Board of Directors. The Nominating and Governance Committee is responsible for periodically reviewing the level and form of director compensation and recommending any changes to the Board of Directors for approval to assure that the level of compensation is reasonable and competitive for a company of InterCept’s size and scope.

XI.  Board Access to Senior Management

Directors are encouraged to talk directly to any member of management regarding any questions or concerns the Directors may have. Senior management are encouraged to attend Board meetings when practical.

XII.  Evaluation of Board Performance

The Board and each Board committee shall conduct a self-evaluation annually. Committees assess their performance relative to their charter and to best practices. From time to time, the Board may engage, at the Company’s expense, an independent advisor to evaluate Board effectiveness and to suggest changes to improve Board performance.

XIII.  Chief Executive Officer Performance Review

The Board annually reviews the performance of the CEO. To conduct this review, the chairperson of the Compensation and Stock Option Committee shall gather and consolidate input from all Directors in executive session, and then, based on the factors set forth below as well as such other factors as are deemed appropriate, such chairperson shall present the results of the review to the Board and to the CEO in a private feedback session. The Compensation and Stock Option Committee also shall assess CEO performance annually in connection with determining CEO compensation. Factors to be considered in assessing CEO performance include strategic vision and leadership, external representation of the Company and management of external relationships, executive officer leadership development, Company financial and operational performance, employee morale and motivation, and rapport with the Board.

XIV.  Stock Ownership Guidelines

The Compensation and Stock Option Committee shall periodically assess the appropriateness of stock ownership guidelines for directors and senior executives, including whether and to what extent executives should be restricted from selling stock acquired through equity compensation.

XV.  Authority to Retain Advisors

The Board and each Board committee shall have the authority, at the Company’s expense, to retain and terminate independent advisors as the Board and any such Committee deems necessary.

ANNEX D

InterCept, Inc.
Compensation and Stock Option Committee Charter

I.  Purpose

The Compensation and Stock Option Committee (the “Committee”) of the Board of Directors (the “Board”) of InterCept, Inc. (the “Company”) is charged with broad responsibility for review and oversight of executive compensation as well as administering the Company’s various stock option plans. The Committee shall also have those duties delegated to it under various employee benefit plans of the Company.

II.  Responsibilities

The Committee shall:

A.	Review and approve executive officers’ annual performance goals for the coming year.
B.	Evaluate the performance of the CEO at least annually and review it with the independent directors of the Board.
C.	Determine the compensation level of the CEO for the coming year. In determining the long-term incentive compensation component, the Committee shall consider the Company’s performance and relative shareholder return, the value of similar incentive awards to CEOs at comparable companies, and the awards given to the CEO in past years. The CEO shall not be present during voting or deliberations.
D.	Determine the compensation level of the Company’s other executive officers for the coming year.
E.	Make recommendations to the Board regarding change-in-control arrangements.
F.	Produce an annual report on executive compensation for inclusion in the Company’s proxy statement, in accordance with applicable SEC rules and regulations.
G.	Make all equity-based grants to executive officers.
H.	Review new and significant modifications to compensation programs with Company-wide application and make recommendations regarding approval to the Board.
I.	Take actions required of it under the various employee benefit plans of the Company. J. Grant options or awards in accordance with, and otherwise exercise the authority given the “Committee” under, the 2002 Stock Option Plan, the 2002 Acquisitions Stock Option Plan, and the G. Lynn Boggs 2002 Stock Option Plan.

III.  Membership

The Board shall appoint the Committee and its Chairman annually. All members of the Committee, which shall consist of at least two members, shall be:

A.	“independent” as established by the Nominating and Governance Committee based on applicable NASDAQ rules;
B.	a “non-employee director” as defined in Exchange Act Rule 16b-3; and
C.	an “outside director” as defined pursuant to Internal Revenue Code Section 162(m).

In appointing members to the Committee, the Board shall consider broad management experience, general familiarity with executive compensation programs, knowledge of and/or experience with corporate performance measurement and incentive approaches and ability to assert opinions different from those of management.

D-1

IV.  Evaluation

The performance of the Committee shall be evaluated annually using criteria established by the Nominating and Governance Committee.

V.  Meetings

The Committee shall meet at such times as deemed appropriate by the Chairman of the Committee or by any two members of the Committee. A quorum for the transaction of any business by the Committee shall be a majority of the members of the Committee. The act of a majority of the directors serving at any meeting of the Committee at which a quorum is present shall be the act of the Committee. The Committee also may act by unanimous consent.

The Committee shall meet regularly in executive session. The Committee shall make regular reports to the full Board of all significant matters approved or reviewed by the Committee. The Committee shall determine from time to time best practices for the conduct of its meetings, such as development of agenda, review of materials in advance of meetings and establishment of a Committee calendar for recurring items.

D-2

ANNEX E-1

PROPOSAL NO. 2

JANA’s Proposed Amendment to Section 3.3 of the Bylaws

Amend and restate Section 3.3 of InterCept’s Bylaws in its entirety with the following:

“The entire Board of Directors or any individual director may be removed with or without cause by the shareholders, provided that directors elected by a particular Voting Group may be removed with or without cause only by the shareholders in that Voting Group. Removal action may be taken only at a shareholders’ meeting for which notice of the removal action has been given, and a director may be removed only by the holders of at least a majority of the votes entitled to be cast. If any removed director is a member of any committee of the Board of Directors, he shall cease to be a member of that committee when he ceases to be a director. A removed director’s successor, if any, may be elected at the same meeting to serve the unexpired term. The Board of Directors may not amend or repeal or adopt any bylaw provision inconsistent with this Section 3.3.”

The following shows the proposed changes marked against the current version of Section 3.3:

“The entire Board of Directors or any individual director may be removed with or without cause by the shareholders, provided that directors elected by a particular Voting Group may be removed with or without cause only by the shareholders in that Voting Group. Removal action may be taken only at a shareholders meeting for which notice of the removal action has been given, and a director may be removed only by the holders of ~~66 2/3%~~ at least a majority of the votes entitled to be cast. If any removed director is a member of any committee of the Board of Directors, he shall cease to be a member of that committee when he ceases to be a director. A removed director’s successor, if any, may be elected at the same meeting to serve the unexpired term. The Board of Directors may not ~~be removed without cause~~ amend or repeal or adopt any bylaw provision inconsistent with this Section 3.3.”

ANNEX E-2

PROPOSAL NO. 3

JANA’s Proposed Amendment to Section 3.4 of the Bylaws

Amend and restate the second sentence of Section 3.4 of InterCept’s Bylaws in its entirety with the following:

“Any vacancy occurring on the Board of Directors, including a vacancy resulting from an increase in the number of directors, shall be filled by the shareholders at a shareholders’ meeting called for such purpose, or if the shareholders fail to act to fill the vacancy at such shareholders’ meeting, by the Board of Directors, even if the remaining directors constitute less than a quorum of the Board of Directors; provided, however, that if the vacant office was held by a director elected by a particular Voting Group, only the holders of shares of that Voting Group or, if such holders fail to act to fill the vacancy at a shareholders’ meeting called for such purpose, the remaining directors elected by that Voting Group shall be entitled to fill the vacancy; provided further, however, that if the vacant office was held by a director elected by a particular Voting Group and there is no remaining director elected by that Voting Group, the other remaining directors or director (elected by another Voting Group or Groups) may fill the vacancy if the shareholders of the vacated director’s Voting Group fail to act to fill the vacancy at a shareholders’ meeting called for such purpose; provided further, however, that notwithstanding the foregoing, a vacancy occurring as a result of a removal of a director with or without cause shall be filled exclusively by the shareholders or, if applicable, holders of shares of a particular Voting Group, at a shareholders' meeting called for such purpose. The Board of Directors may not amend or repeal or adopt any bylaw provision inconsistent with the previous sentence of this Section 3.4.”

The following shows the proposed changes marked against the current version of the second sentence of Section 3.4:

“Any vacancy occurring on the Board of Directors, including a vacancy resulting from an increase in the number of directors,  ~~may only be filled by the affirmative vote of the remaining directors~~ shall be filled by the shareholders at a shareholders’ meeting called for such purpose, or if the shareholders fail to act to fill the vacancy at such shareholders’ meeting, by the Board of Directors, even if the remaining directors constitute less than a quorum of the Board of Directors; provided, however, that if the vacant office was held by a director elected by a particular Voting Group, only the holders of shares of that Voting Group or, if such holders fail to act to fill the vacancy at a shareholders’ meeting called for such purpose, the remaining directors elected by that Voting Group shall be entitled to fill the vacancy; provided further, however, that if the vacant office was held by a director elected by a particular Voting Group and there is no remaining director elected by that Voting Group, the other remaining directors or director (elected by another Voting Group or Groups) may fill the vacancy  ~~during an interim period before~~ if the shareholders of the vacated director’s Voting Group fail to act to fill the vacancy at a shareholders’ meeting called for such purpose; provided further, however, that notwithstanding the foregoing, a vacancy occurring as a result of a removal of a director with or without cause shall be filled exclusively by the shareholders or, if applicable, holders of shares of a particular Voting Group, at a shareholders' meeting called for such purpose. The Board of Directors may not amend or repeal or adopt any bylaw provision inconsistent with the previous sentence of this Section 3.4.”

ANNEX E-3

PROPOSAL NO. 4

JANA’s Proposed Amendment to Section 2.3 of the Bylaws

Amend and restate the first sentence of Section 2.3 of InterCept’s Bylaws in its entirety with the following:

“Special meetings of shareholders of one or more classes or series of the Corporation’s shares may be called at any time by the Board of Directors, the Chairman of the Board, or the President, and shall be called by the Corporation upon the written request (in compliance with applicable requirements of the Code) of the holders of shares representing ten percent (10%) or more of the votes entitled to be cast on each issue proposed to be considered at the special meeting. The Board of Directors may not amend or repeal or adopt any bylaw provision inconsistent with the previous sentence of this Section 2.3.”

The following shows the proposed changes marked against the current version of the first sentence of Section 2.3:

“Special meetings of shareholders of one or more classes or series of the Corporation~~’'~~s shares may be called at any time by the Board of Directors, the Chairman of the Board, or the President, and shall be called by the Corporation upon the written request (in compliance with applicable requirements of the Code) of the holders of shares representing ten ~~twenty-five~~ percent (10 ~~25~~%) or more of the votes entitled to be cast on each issue proposed to be considered at the special meeting.; ~~provided, however, that at any time the Corporation has more than 100 beneficial owners (as defined in Section 14-2-110 of the Code) of its shares, such written request must be made by the holder of a majority of such votes.~~ The Board of Directors may not amend or repeal or adopt any bylaw provision inconsistent with the previous sentence of this Section 2.3.”

PROXY FOR ANNUAL MEETING
OF SHAREHOLDERS OF
INTERCEPT, INC.
To Be Held on June 24, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints G. LYNN BOGGS and JONATHAN R. COE and each or either of them, as true and lawful agents and proxies of the undersigned with full power of substitution and revocation in each, to represent and vote, as indicated below, all of the shares of Common Stock and Series A Preferred Stock of InterCept, Inc. (“InterCept”) that the undersigned would be entitled to vote at the 2004 Annual Meeting of Shareholders of InterCept to be held at the Hilton Atlanta Northeast, 5993 Peachtree Industrial Boulevard, Norcross, Georgia 30092 on Wednesday, June 24, 2004 at 8:30 a.m., local time, and at any adjournment or postponement thereof, upon the matters described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, receipt of which is acknowledged, and upon any other business that may properly come before the meeting or any adjournment. Said proxies are directed to vote on the matters described in the Notice of Annual Meeting of Shareholders and Proxy Statement as follows, and otherwise in their discretion upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made with respect to a proposal, this proxy will be voted as follows with respect to any such proposal: FOR Proposal 1 and AGAINST Proposals 2, 3 and 4.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.
1.   Election of Directors:

JOHN W. COLLINS                                              ARTHUR G. WEISS

[ ]	FOR all nominees	[ ]	WITHHOLD AUTHORITY
	listed (except as marked to		to vote for all nominees
the contrary)

(INSTRUCTION:	To withhold authority to vote for either individual nominee(s), write that nominee’s name(s) in the space provided below.)

___________________________________________________________________________

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSAL 2.
2.   Proposal by JANA Master Fund, Ltd. to Amend Section 3.3 of the Bylaws:

[ ]	FOR	[ ] AGAINST	[ ] ABSTAIN

(Continued and to be signed on reverse side.)

(Continued from other side.)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSAL 3.
3.   Proposal by JANA Master Fund, Ltd. to Amend Section 3.4 of the Bylaws:

[ ]	FOR	[ ] AGAINST	[ ] ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSAL 4.
4. Proposal by JANA Master Fund, Ltd. to Amend Section 2.3 of the Bylaws:

[ ]	FOR	[ ] AGAINST	[ ] ABSTAIN

5.     IN THEIR DISCRETION, G. LYNN BOGGS and JONATHAN R. COE and each or either of them may act upon such other business as may properly come before the meeting or any adjournment thereof, including a decision to adjourn the meeting.

Dated: _______________________________________, 2004

_____________________________________________ Signature

_____________________________________________ Signature if held jointly

Title(s):_______________________________________

Please date this proxy and sign exactly as name or names appear on this proxy. Where more than one owner is shown, each owner should sign.
Persons signing in a fiduciary or representative capacity must give full title. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE, SIGN, DATE AND RETURN THIS PROXY CARD TODAY,
USING THE ENCLOSED POSTAGE PAID ENVELOPE.